Exhibit 2.1

                         AMENDED AND RESTATED AGREEMENT

         This Amended and Restated Agreement, (including the Exhibits hereto, this "Agreement") dated as of May 25, 2001, among UnitedGlobalCom, Inc. ("Old United"), Liberty Media International, Inc. ("LMI") and Liberty Media Corporation ("Liberty Media " and, collectively with Old United and LMI, the "Parties"), amends and restates the Agreement, dated as of June 25, 2000, among the Parties and United Pan Europe Communications, N.V. ("UPC") (the "June 25 Agreement"), as amended by the First Amendment to Agreement, dated as of July 11, 2000, among Old United, LMI and Liberty Media (the "First Amendment"), and the Letter Agreement, dated as of December 7, 2000, between Old United and Liberty Media (including the summary of terms attached hereto) (the "December 7 Letter Agreement"), and as proposed to be amended by the Term Sheet, dated as of February 22, 2001, between Liberty Media and Old United (the "February 22 Term Sheet"), and provides for the terms of a transaction among the Parties. Pursuant to the Release dated as of February 22, 2001 among UPC, Old United, Liberty Media and LMI, UPC has heretofore relinquished its rights and been released from its obligations under the June 25 Agreement, as amended.

         The Parties agree as follows:

1. Transactions. Belmarken Holding B.V. ("Belmarken"), and Liberty-Belmarken, Inc., a newly formed wholly owned subsidiary of Liberty Media ("Liberty Sub"), have entered into a Loan Agreement pursuant to which Liberty Sub will loan $856,800,000 to Belmarken (the "Exchangeable Loan"). Subject to the terms and conditions hereof, in a series of transactions to be effected as described in Exhibit A (collectively the "Transaction"), a new corporation ("New United") will be formed (a) to which Liberty Media will contribute or cause to be contributed all of the shares of the existing Class B common stock of Old United


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owned by Liberty Media and its wholly owned subsidiaries in exchange for an equal number of shares of Class C common stock of New United having the rights set forth on Exhibit B (the "New United Class C Stock"), (b) to which the Founders will contribute all of the shares of the existing Class B common stock of Old United owned by them in exchange for an equal number of shares of Class B common stock of New United having the rights set forth on Exhibit B (the "New United Class B Stock"), (c) which pursuant to a merger of Old United with a transitory subsidiary ("Merger Sub") of New United (the "New United/Old United Merger") will acquire the balance of the outstanding existing common stock of Old United in exchange for an equal number of shares of Class A common stock of New United having the rights set forth on Exhibit B (the "New United Class A Stock") and the outstanding shares of the currently existing series of convertible preferred stock of Old United in exchange for an equal number of shares of a corresponding series of convertible preferred stock of New United, which (except for the inclusion of voting rights on an as-converted basis if Old United and Liberty Media agree that is advisable) will have rights identical to the existing series of Old United preferred stock for which the New United preferred stock will be exchanged, (d) to which Liberty Media will contribute all of the stock of Liberty Sub and an amount of cash (the "Cash Contribution") equal to (i) $1.4 billion minus (ii) the sum of (x) $856,800,000, plus (y) interest accrued on the amount specified in (x) above from and including the date of the Exchangeable Loan to the date of contribution of Liberty Sub to New United at the rate of 6% per annum, compounded quarterly, calculated in the same manner as the accretion of interest on the Exchangeable Loan, and from which Liberty Media will receive in exchange for Liberty Sub and the Cash Contribution 60 million shares of New United Class C Stock and the contingent right to receive additional shares of New United Class C Stock as described in Exhibit




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A-2, and (e) which, through a series of mergers with transitory subsidiaries of
New United will acquire the subsidiaries of Liberty Media and LMI (collectively the "Contributed Subs") holding their interests in the entities listed as Acquired Assets on Exhibit A-3 in exchange for the number of shares of New United Class C Stock set forth next to the name of the Acquired Asset on Exhibit A-3. The Board of Directors of New United following the merger will be as set forth in Exhibit A-5.

         Old United, as the surviving corporation of the New United/Old United Merger, will have three classes of common stock having the rights set forth on Exhibit C. All of the shares of two of such classes, representing more than 99% of the common equity and more than 99% of the voting power of the common equity, except in the election of directors, of Old United following the New United/Old United Merger will be held by New United. All of the shares of the third class, representing less than 1% of the common equity and less than 1% of the voting power of the common equity, except in the election of directors, will be issued to one or more Controlling Principals (as defined in Exhibit D) in the New United/Old United Merger upon conversion of shares of a new series of preferred stock of Old United to be purchased by them prior to the New United/Old United Merger. The class of common stock of Old United, as the surviving corporation, shares of which are issued to the Controlling Principals in the New United/Old United Merger, will have fifty percent of the voting power of the voting securities of Old United entitled to vote in the election of directors and accordingly will entitle such Controlling Principals to elect one-half of the members of the Board of Directors of Old United.

         Upon consummation of the New United/Old United Merger, New United will cause the Contributed Subs to repay their outstanding indebtedness and other obligations to Liberty Media and its controlled affiliates, and Liberty Media


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will repay its outstanding loan to Old United, as described in Exhibit A.

         Subject to any right of first refusal, last refusal, first offer, purchase or exchange option or similar right in favor of a third party (i) granted under an agreement that was in effect as of June 25, 2000 and that is currently in effect or (ii) referred to in this Agreement (a "Partner Purchase Right"), New United will have a right of first offer to acquire the stock of LMI subsidiaries holding the Other Interests listed on Exhibit A-3 for newly issued shares of New United Class C Stock as set forth in paragraph 4 below. With respect to Liberty Chile, Inc., which holds interests in Metropolis Intercom S.A. ("Metropolis") and MYHI, LLC, and any interests in Metropolis hereafter acquired by LMI (collectively the "Chile Assets"), New United will have the call rights and Liberty Media and LMI will have the put rights described in Exhibit A-6.

2. Binding Effect. This Agreement is intended to be binding on the Parties subject to (a) receipt of required, material governmental approvals and waivers,
(b) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), or any similar law applicable to the transactions contemplated hereby without any litigation having arisen therefrom that remains outstanding, (c) the absence of any material adverse change to the financial condition, results of operations, business, assets, liabilities, or prospects of Old United and its subsidiaries, taken as a whole, since December 31, 2000, except to the extent arising out of a condition disclosed in the respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2000 of Old United and UPC, in the form publicly available on April 2, 2001, the downgrades of the rating of UPC's outstanding debt securities announced by Standard & Poor's on April 6, 2001 and by Moody's Investors Service on April 20, 2001, the announcement on March 20, 2001 by the Netherlands Competition Authority and the Independent Post and Telecommunication


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Authority of their conclusion that there are separate markets for narrowband
Internet access and broadband Internet access and for narrowband network access and broadband network access in the Netherlands, changes affecting the securities or capital markets or economic conditions generally in the countries in which Old United and its subsidiaries conduct their businesses, changes affecting the industries in which Old United and its subsidiaries operate generally (as opposed to Old United or any such subsidiary specifically or predominantly), or the public announcement of this Agreement and the pendency of the Transaction, (d) the absence of any material adverse change to the financial condition, results of operations, business, assets, liabilities or prospects of the Contributed Subs and the Acquired Assets, taken as a whole, since December 31, 2000, except to the extent arising out of changes affecting the securities or capital markets or economic conditions generally in the countries in which the Contributed Subs and the Acquired Assets conduct their businesses, changes affecting the industries in which the Contributed Subs and the Acquired Assets operate generally (as opposed to any Contributed Sub or Acquired Asset specifically or predominantly), or the public announcement of this Agreement and the pendency of the Transaction, (e) the receipt of material approvals, waivers and consents from non-governmental third parties, (f) Old United stockholder approval, (g) receipt of any fairness opinions required by Old United, (h) the accuracy in all material respects of the representations and warranties and compliance in all material respects with the covenants and conditions to be included in the definitive agreements, (i) the absence of any breach of any representation, warranty, covenant or condition of the Loan Agreement for the Exchangeable Loan, and (j) the Australian Securities and Investments Commission not having rescinded, revoked, withdrawn or modified the instrument issued by it modifying the operation of the Corporations Law of Australia by exempting


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compliance with such provisions of the Corporations Law in relation to implementation of the transactions that are the subject of this Agreement.

3. Definitive Agreements. The Parties will promptly prepare definitive agreements reflecting the terms set forth in this Agreement and cooperate in good faith with each other to promptly conclude the Transaction. The definitive agreements will include representations and warranties (including, without limitation, in the case of Old United, an unqualified "no conflicts" representation with respect to its certificate of incorporation, bylaws, Delaware law and the outstanding debt securities of Old United and its subsidiaries), covenants, customary conditions to closing (including, without limitation, those set forth in paragraph 2 above, the receipt by Liberty Media of favorable opinions from Old United's outside counsel with expertise in the area, in form and substance reasonably acceptable to Liberty Media, as to the accuracy of the unqualified "no conflicts" representation referred to above, the receipt by the Parties of the favorable tax opinions referred to in Exhibit A and Liberty Media's reasonable satisfaction with the resolution of the issues raised by the Fee Letter dated April 29, 1999, among Old United and Donaldson Lufkin & Jenrette Securities Corporation et al., regarding Old United's 10.875% Senior Discount Notes due 2009), termination provisions, indemnification provisions (including, without limitation, provisions for the indemnification of Liberty Media and LMI against liabilities on account of guarantees or other contractual obligations related to the assets to be transferred to New United (including, without limitation, those described in Exhibit A and Exhibit A-4)) and other terms and conditions that are customary in transactions of this nature. Any representation or warranty that is made subject to a customary material adverse effect qualifier will be made without any further exceptions that are not acceptable to the receiving party in its sole discretion. If the foregoing conditions have not been satisfied by November 30, 2001, then at any


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time thereafter and prior to the satisfaction in full of such conditions, this
Agreement may be terminated by any Party that is not then in breach of its obligations hereunder.

4. Right of First Offer. If LMI proposes to sell or otherwise dispose of all or a portion of any of the Other Interests described in Exhibit A-3 (each, a "Transfer Interest") or if Liberty Media proposes to sell or otherwise dispose of LMI in a transaction in which LMI would own any Transfer Interest at the time of such sale or disposition, in either case to an unaffiliated third party, then, except as otherwise contemplated by paragraph 1 or as provided below, LMI or Liberty Media, as applicable (the "seller"), will deliver to New United a written offer (the "Offer") setting forth the price (stated as an amount of cash) and other material terms on which the seller would agree to sell the Transfer Interest or LMI (the "Offered Interest"). The parties then will negotiate the terms and conditions on which New United would purchase the Offered Interest, such negotiation to be conducted on an exclusive basis for a period of 30 days after New United's receipt of the Offer. New United and seller will each have the right to require that the consideration for the Offered Interest consist solely of newly issued shares of New United Class C Stock (and, if applicable as provided below, New United Class A Stock and New United Class B Stock) and seller will have the right to require that the transaction be tax-free to it and its affiliates, in which event the parties will take all reasonable action to assure that the transaction can be structured as a tax-free transaction. The number of shares of New United common stock to be issued to the seller in exchange for the Offered Interest will be determined as follows: (a) if the Offered Interest consists of one or more Transfer Interests, the number of shares of New United Class C Stock will be equal to the value of those Transfer Interests as set forth in the Offer or otherwise agreed by seller and New United, divided by the per share value of the New United Class C Stock


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derived using the Sum of the Parts methodology described in paragraph 5; and (b)
if the Offered Interest is LMI, the number of shares of New United Class C Stock and, if applicable, New United Class A Stock and New United Class B Stock will equal: (i) a number of shares of, respectively, New United Class A Stock, New United Class B Stock and New United Class C Stock equal to the number of shares of New United Class A Stock, New United Class B Stock and New United Class C Stock, respectively, owned directly or indirectly by LMI at the time of the transfer, plus (ii) with respect to any Transfer Interests owned directly or indirectly by LMI at the time of such transfer, the number of shares of New United Class C Stock determined for such Transfer Interests in the manner provided in the foregoing clause (a), plus (iii) if LMI owns directly or indirectly any other assets at the time of such transfer, a number of shares of New United Class C stock equal to the value of such assets as set forth in the Offer or otherwise agreed by seller and New United, divided by the Average
Market Price (as defined in paragraph 5 below) of a share of New United Class A Stock as of the date of the closing of the transfer of LMI to New United. If the seller and New United have not reached agreement within the 30-day period described above, the seller will be free, for a period of 120 days after the end of that period, to sell the Offered Interest to a third party for the same or a higher price and on other terms and conditions that are no less favorable, taken as a whole, in any material respect to the seller than those that were described in the last written offer made by New United, or if there is no such offer, in the Offer. The 120-day period will be extended for up to an additional 60 days in the event any required governmental approvals, waivers or consents have not been obtained, or applicable waiting periods have not expired or terminated without litigation having been commenced that remains outstanding, within the 120-day period. If the seller and New United have reached agreement, but the


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transaction pursuant to which the Offered Interest is to be transferred has not been completed within 120 days after the date of such agreement (or such earlier or later date as the parties may agree), subject to extension as provided in the preceding sentence for a transfer to a third party, or such agreement is terminated, and the failure of such transaction to be consummated or the termination of such agreement is not the result of any breach by the seller of its obligations under such agreement, then the seller may at any time thereafter sell or otherwise dispose of all or any of the Offered Interest free of the requirements of this Agreement. New United will use its reasonable efforts to assist Liberty Media and LMI in obtaining all necessary governmental and other approvals in connection with a permitted transfer to a third party, and Liberty Media, LMI and New United will use their respective reasonable efforts in obtaining all necessary governmental and other approvals in connection with a transfer to New United pursuant to an exercise of New United's right of first offer.


         The right of first offer contemplated by this Agreement will not apply to (x) any transaction pursuant to a Partner Purchase Right (and New United will acquire any Offered Interest transferred to it pursuant to the right of first offer contemplated by this paragraph 4 subject to any applicable Partner Purchase Right), (y) a transfer of LMI's interest in Jupiter Programming described in footnote 8 of Exhibit A-3, and (z) a direct or indirect transfer to an affiliate of Liberty Media or LMI (an "Affiliate Transferee") or any Permitted Liberty Transfer, provided in the case of this clause (z), New United retains the right of first offer as to the Other Interests unimpaired by such transfer, and the transferee in any such transfer enters into an agreement providing the right of first offer to New United. As used in this paragraph 4, an "affiliate" of any entity means any entity controlling, controlled by, or under common control with, such entity, provided that neither AT&T Corp. nor any of its subsidiaries (except Liberty Media, any other member of the Liberty Media Group (as defined in the certificate of incorporation of AT&T Corp.), LMI and


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the subsidiaries of any of the foregoing) will be deemed to be an affiliate of
Liberty Media or LMI. "Permitted Liberty Transfer" means any of the following:

(a) any direct or indirect transfer of all or any portion of an Other Interest in connection with a restructuring of the ownership of LMI or of any of its subsidiaries or of any Affiliate Transferee that is not undertaken to avoid the right of first offer (without regard to the manner in which such restructuring is effected) and would not result in any change in the ownership or control of LMI or such Affiliate Transferee not permitted by one of the following clauses so long as the interest transferred by Liberty Media, LMI or the Affiliate Transferee as the result of such restructuring is subject to the right of first offer;

(b) the transfer of LMI or any Affiliate Transferee to Liberty Media Group LLC in connection with the contribution of assets (the "Liberty Contribution") by Liberty Media to Liberty Media Group LLC pursuant to the Contribution Agreement dated March 9, 1999, among Liberty Media, Liberty Media Management LLC, Liberty Media Group LLC and Liberty Ventures Group LLC, as amended; for purposes of this Agreement, "Liberty Media " will include any successor (by merger, consolidation, transfer of assets or otherwise) to all or substantially all of Liberty Media's assets including, after the Liberty Contribution, Liberty Media Group LLC;

(c) any transaction or series of related transactions if immediately after giving effect to such transaction or the last transaction in such series Liberty Media directly or indirectly beneficially owns voting securities representing at least a majority of the voting power of the


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         outstanding voting securities of LMI or the Affiliate Transferee, as applicable, or its successor in such transaction; or

(d) any transaction or series of related transactions if immediately after giving effect to such transaction or the last transaction in such series persons who were beneficial owners of AT&T Liberty Media Group stock immediately before such transaction or, if Liberty Media is not then a subsidiary of AT&T Corp., persons who were beneficial owners of Liberty Media stock prior to such transaction, beneficially own voting securities representing at least a majority of the voting power of the outstanding voting securities of LMI or the Affiliate Transferee, as applicable, or its successor in such transaction or of any ultimate parent entity (within the meaning of the HSR Act) of LMI or the Affiliate Transferee or its successor.

         New United will use its reasonable efforts to assist Liberty Media in obtaining all necessary governmental and other consents, waivers and approvals in connection with any transfer to an Affiliate Transferee or Permitted Liberty Transfer.

         The right of first offer described in this paragraph 4 will terminate on the first to occur of (a) such time as Liberty Media ceases to beneficially own New United voting stock representing at least 25% of the voting power of the outstanding voting stock of New United and (b) July 1, 2010.
         5. The "Sum of the Parts" methodology establishes the per share value of New United Class C Stock as of any date of determination for purposes of paragraph 4 above and Exhibit A-6 as being equal to the Numerator defined below divided by the Denominator defined below. Old United and its subsidiaries shall be considered subsidiaries of New United for purposes of such calculation


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notwithstanding any different accounting treatment resulting from the voting rights of the Old United Class A Stock described on Exhibit C.

Numerator:

         (1) The number of ordinary shares, expressed in ADSs, that New United owns, directly or indirectly, in UPC as of the relevant date multiplied by the Average Market Price (as defined below) of such ADSs as of the date of determination; plus

         (2) the number of shares of common stock (or an equivalent class) New United owns, directly or indirectly, in Austar United multiplied by the Average Market Price of such class of Austar United stock as of the date of determination multiplied by the Australian dollar/United States dollar exchange ratio, as calculated over the Relevant Trading Period (as defined below); plus

         (3) the number of shares of the relevant class of common stock or an equivalent class New United owns, directly or indirectly, in each other publicly traded company multiplied by the Average Market Price of such class of stock as of the date of determination multiplied by the applicable local currency/United States dollar exchange ratio calculated over the Relevant Trading Period; plus

         (4) the value of New United's interest in other non-public businesses as determined by third party appraisals; less

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         (5)      the accreted value of the total outstanding public debt issued by New United or any subsidiary that is not the subject of a valuation described in (1) through (4) above; less

         (6) the aggregate amount of all other liabilities (including the liquidation preference of any convertible preferred stock that is not "in the money") of New United and each of its subsidiaries that is not the subject of a valuation described in (1) through (4) above, in each case to the extent required to be reflected on a balance sheet as of the date of determination in accordance with U.S. generally accepted accounting principles; plus

         (7) the amount of cash at the New United level and any subsidiary having debt or other liabilities included in (5) or (6) above.

Denominator:

         (1) The number of shares of New United common stock outstanding as of the relevant date; plus

         (2) the number of shares of New United common stock underlying any convertible preferred stock or convertible debt that is "in-the-money" by reference to the Average Market Price of New United Class A Stock for the Relevant Trading Period; plus

         (3) the number of outstanding options or warrants that are "in-the-money" as calculated using the treasury method and the Average Market Price of New United Class A Stock for the Relevant Trading Period.

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         For purposes of the foregoing, "Average Market Price" means, with respect to any class of publicly traded stock as of any date of determination, the average of the closing sale prices per share of such class of stock for the period of ten trading days ending on and including the third trading day prior to the date of determination (the "Relevant Trading Period"), as reported by the principal securities exchange (or comparable organization) on which such class of stock is traded.

         6. Subsequent Actions. It is contemplated that New United will sell 50% of the Exchangeable Loan to Old United for a cash purchase price equal to 50% of the then accreted value of the Exchangeable Loan.

         7. Additional Agreements. At the Initial Closing, (a) Liberty Media, LMI, New United and certain Founders (each of whom is identified on Exhibit D-1) will enter into a Stockholders Agreement, (b) New United and the Founders will enter into a Voting Agreement and (c) Liberty Media, LMI and Old United will enter into the Old United Agreement, which, in each case, will include the applicable terms set forth on Exhibit D. Assuming the consummation of the Transaction, the number of shares of New United Class B Stock and Class C Stock subject to the Stockholders Agreement will represent at least 80% of the voting power of New United (other than in the election of directors until a Conversion Event (as defined in Exhibit B) occurs).

         8. Operations Pending Closing. Until the closing of the Transaction or termination of this Agreement, Liberty Media and LMI shall use all commercially reasonable efforts to operate or cause to be operated the Acquired Assets in the ordinary course of business consistent with past practice except as otherwise disclosed herein, and will not sell or otherwise dispose of any of the Acquired Assets or any of the Other Interests (except pursuant to Partner Purchase


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Rights) or enter into any agreement to do so. If Liberty Media or LMI receives any inquiry or proposal concerning any such transaction, it will promptly notify Old United.

         9. Reasonable Efforts. Each of the Parties will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other Party may reasonably request to cause any of the conditions to each Party's obligation to consummate such transactions to be satisfied. Without limiting the generality of the foregoing, (a) Old United will take all actions necessary to call and hold a meeting of its stockholders to vote on each matter required to be approved by the Old United stockholders in connection with the Transaction, (b) the board of directors of Old United will recommend that its stockholders vote in favor of each such matter and Old United will use its best commercially reasonable efforts to solicit proxies in favor of each such matter and otherwise to secure the required vote of its stockholders, (c) the Parties will consult and cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Securities and Exchange Commission and any other appropriate authority of any proxy statement, registration statement or similar filing, including any amendments or supplements, as may be required in connection with the Transaction; (ii) seeking to have any such registration statement or similar filing declared effective as soon as reasonably practicable after filing; (iii) using best commercially reasonable efforts to obtain all necessary consents, approvals, waivers or other action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any governmental authority or other third party required to cause any of the conditions to each other Party's obligation to consummate the Transaction to be satisfied, provided, however, that the Parties understand and


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agree that none of Liberty Media, LMI or their respective affiliates will be required to subject any of the Contributed Subs or Acquired Assets to a Partner Purchase Right in connection with the proposed transfer thereof to New United and that, if any such Partner Purchase Right is not waived, despite their having used their best commercially reasonable efforts to obtain a waiver of such Partner Purchase Right, Liberty Media and LMI will not be required to transfer or cause to be transferred the applicable Contributed Sub and Acquired Asset pursuant hereto; (iv) filing all pre-merger notification and report forms required under the HSR Act and responding to any requests for additional information made by any governmental authority pursuant to the HSR Act; (v) using reasonable efforts to obtain the fairness opinions described in paragraph 2 above and the tax opinions referred to in Exhibit A; and (vi) providing all such information about such Party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing. Liberty Media will involve Old United as an active participant in all decisions, discussions and negotiations regarding consents and waivers of Partner Purchase Rights. Nothing in this Agreement will be construed to require (A) any Party or any of its affiliates to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, any of its assets or to agree to any of the foregoing or any other condition or requirement, in each case to the extent that doing so would be adverse or burdensome to such Party in any material respect or (B) Liberty Media or LMI to cause AT&T Corp. (or any of its subsidiaries other than those that are affiliates of Liberty Media, as defined in paragraph 4 above) to take or to omit to take any action.

         10. Standstill Agreement. At the Initial Closing, Liberty Media and LMI will enter into a standstill agreement with New United, having the terms set forth on Exhibit E.

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         11. Registration Rights. At the Initial Closing, New United will enter into a registration rights agreement to register the shares of New United stock owned by Liberty Media, LMI and their permitted assigns, having the terms set forth on Exhibit F.

         12. Representations and Warranties. As an inducement to Liberty Media and LMI to enter into and perform their respective obligations under this Agreement, Old United hereby represents, warrants and covenants to Liberty Media and LMI as follows:

(a) Old United has all requisite power and authority to execute and deliver and perform its obligations under this Agreement. The execution and delivery by Old United of this Agreement and the performance by it of its obligations hereunder have been duly authorized by Old United's board of directors and all other requisite corporate action. This Agreement has been duly and validly executed and delivered by Old United. Assuming the due execution and delivery by Liberty Media and LMI, this Agreement constitutes the legal, valid and binding obligation of Old United, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

(b) The execution and delivery of this Agreement by Old United does not, and the performance by Old United of its obligations hereunder will not, (i) violate or conflict with any provision of the certificate of incorporation or bylaws of Old United, or any of its subsidiaries, (ii) subject to (x) the receipt of any required consents, approvals or waivers from and the making of any required filings with or notices to any federal, state, local or foreign court or governmental or regulatory agency, authority, commission or instrumentality ("Governmental Authority") and (y) the required affirmative vote of Old United's stockholders to approve the New United/Old United Merger, violate any of the

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terms, conditions or provisions of any federal, state, local or foreign law
(common or civil), statute, code, ordinance, decree, rule or regulation ("Law"), or any order, writ, injunction, award, judgment, ruling or decree ("Judgment") of any Governmental Authority to which Old United, or any of its subsidiaries is subject or by which any of the foregoing or any of their respective assets are bound, except that no representation is made with respect to any foreign Law of any jurisdiction in which Old United and its subsidiaries are not engaged in business, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration ) under, give rise to or accelerate any material obligation or result in the loss of any material benefit, or result in any mortgage, pledge, lien, encumbrance, charge or security interest ("Lien") on any of the assets of Old United, or any of its subsidiaries pursuant to, any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written (collectively "Contracts"), to which Old United, or any of its subsidiaries is a party or by which Old United, or any of its subsidiaries or any of their respective assets is bound, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, materially adversely affect (x) the ability of Old United to perform its obligations under this Agreement or (y) the business, assets, financial or other condition, results of operations or prospects of Old United or any of its subsidiaries. Old United and its affiliates have taken all actions necessary, and prior to the execution of definitive documents regarding the Transaction Old United will cause New United to take all actions necessary, to exempt the Transaction from the effects of

Section 203 of the Delaware General Corporation Law and any similar provisions of the laws of any other jurisdiction.

(c) Except for options to purchase not more than 3 million shares of Old United Class B common stock, the grant of which was approved at Old United's December 6, 2000 Board meeting, (i) since June 25, 2000, Old United has not issued, granted or sold any shares of Old United Class B common stock, any other High Vote Securities (as defined in Exhibit E) or any Rights (as defined in Exhibit
E) to acquire any of the foregoing, and (ii) from the date hereof until the date of the Initial Closing, Old United will not issue, grant or sell any shares of Old United Class B common stock, any High Vote Securities or any Rights to acquire any of the foregoing, other than to Liberty Media.

         As an inducement to Old United to enter into and perform its obligations under this Agreement, Liberty Media and LMI each hereby represents and warrants to Old United as follows:

(a) Such Party has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement. The execution and delivery by such Party of this Agreement and the performance by it of its obligations hereunder have been duly authorized by such Party's board of directors, or a duly appointed committee thereof, and all other requisite corporate action. This Agreement has been duly and validly executed and delivered by such Party. Assuming the due execution and delivery by Old United, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

(b) The execution and delivery of this Agreement by such Party does not, and the performance by such Party of its obligations hereunder will not, (i) violate or conflict with any provision of the certificate of incorporation or bylaws of such Party or any of its subsidiaries, (ii) subject to the receipt of any required consents, approvals or waivers from and the making of any required filings with or notices to any Governmental Authority, violate any Law or Judgment to which such Party or any of its subsidiaries is subject or by which any of the foregoing or any of their respective assets are bound, except that no representation is made with respect to any foreign Law of any jurisdiction in which Liberty Media and its subsidiaries are not engaged in business, or (iii) subject to the receipt of all required consents, approvals and waivers of other parties to Contracts affecting the Contributed Subs and the Acquired Assets, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, give rise to or accelerate any material obligation or result in the loss of any material benefit, or result in any Lien on any of the assets of such Party or any of its subsidiaries pursuant to, any Contract to which such Party or any of its subsidiaries is a party or by which such Party or any of its subsidiaries or any of their respective assets is bound, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, materially adversely affect (x) the ability of such Party to perform its obligations under this Agreement or (y) the business, assets, financial or other condition, results of operations or prospects of any Contributed Sub or Acquired Asset.

         13. Publicity. Each Party will confer with the others prior to making any public announcement of this Agreement or the Transaction.

         14. Entire Agreement. This Agreement, including the attached Exhibits, constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements, negotiations and discussions, whether oral or written, with respect to that subject matter, including, without limitation, the June 25 Agreement and the First Amendment, the December 7 Letter Agreement and the February 22 Term Sheet but only to the extent that any of the foregoing amend the June 25 Agreement; provided, however, that the terms of the September 18, 2000 letter agreement between Old United and Liberty Media is not superseded by this Agreement and shall survive the execution hereof in accordance with its terms.

         15. Applicable Law, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado without reference to the conflicts of law rules of that jurisdiction. Each of the Parties (a) will submit itself to the non-exclusive jurisdiction of any federal court located in the State of Colorado or any Colorado state court having subject matter jurisdiction in the event any dispute arises out of this Agreement, (b) agrees that venue will be proper as to any proceeding brought in any such court with respect to such a dispute, (c) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (d) waives any right to a trial by jury in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

             [The remainder of this page intentionally left blank.]

         The Parties acknowledge their agreement with all the terms and conditions stated above by signing below.

                                 UnitedGlobalCom, Inc.

                                 By:      /s/  Gene W. Schneider
                                    --------------------------------------------

                                 Its:     Chairman and CEO
                                     -------------------------------------------

                                 Liberty Media Corporation

                                 By:      /s/  David J.A. Flowers
                                    --------------------------------------------

                                 Its:     Senior Vice President and Treasurer
                                     -------------------------------------------

                                 Liberty Media International, Inc.

                                 By:      /s/ David J.A. Flowers
                                    --------------------------------------------

                                 Its:     Senior Vice President and Treasurer
                                     -------------------------------------------

                                                                 Exhibit A



1. Prior to the Closing or Initial Closing (each as defined in paragraph 2 below), the following will occur:

         (a) Each of the Founders will contribute all of their Old United Class B common stock to newly-formed single-member limited liability companies (each a "Founder Newco").

         (b) New United, a newly formed Delaware corporation with no stock outstanding, will issue one share of New United Class A Stock to Gene Schneider ("Schneider"). New United's authorized capital stock will consist of three classes of common stock: New United Class A Stock, New United Class B Stock and New United Class C Stock, having the terms set forth in Exhibit B hereto. New United will also have three series of preferred stock, Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock, which (except for the inclusion of voting rights on an as-converted basis if Old United and Liberty Media agree that the inclusion of such rights is advisable), will have rights identical to the outstanding shares of the series of Old United convertible preferred stock for which the New United preferred stock will be exchanged in the New United/Old United Merger.

         (c) New United will incorporate Merger Sub as a Delaware corporation. Merger Sub's capital stock will consist of [2,020] shares of common stock and no preferred stock. The authorized common stock of Merger Sub will consist of three classes: Class A Common Stock, Class B Common Stock and Class C Common Stock, having the rights and privileges set forth on Exhibit C. On the formation of Merger Sub, Merger Sub will issue [10] shares of Merger Sub's Class B Common Stock and [2,000] shares of Merger Sub's Class C Common Stock to New United for the par value of such shares.

         (d) One or more Controlling Principals (as defined in Exhibit D) will buy [1,000] shares of Series E Preferred Stock ("Series E Preferred Stock") of Old United for $10,000,000 in cash. The rights and privileges of the Series E Preferred Stock will be as set forth on Exhibit A-1.

2. Subject to the terms and conditions contemplated by the Agreement, as promptly as practicable after the requisite approval of the stockholders of Old United has been obtained and the receipt of all material governmental and non-governmental approvals, waivers and consents and the expiration or early termination of all relevant waiting periods that may be necessary or desirable to consummate the contributions, exchanges and mergers described in clauses (a) through (e) below (the "Principal Transaction Events"), a closing will be held at which the Principal Transaction Events will be consummated, together with such other of the contributions, exchanges and mergers described below as to which the conditions to closing have therefore been satisfied or waived (the "Closing," if all transactions described below are consummated, and otherwise, the "Initial Closing"). The consummation of the Principal Transaction Events will occur in the order set forth below (and otherwise substantially concurrently) and each will be conditioned upon the prior or subsequent consummation of the others.

         (a) Liberty Media will contribute or cause to be contributed to New United all of the shares of the existing Class B common stock of Old United owned by it and its wholly owned subsidiaries in exchange for an equal number of shares of New United Class C Stock. New United will immediately convert each of these shares of Old United's Class B common stock into an equal number of shares of Old United's existing Class A common stock.

         (b) Each of the Founder Newcos will merge into New United. In such mergers, each Founder will receive a number of shares of New United Class B Stock equal to the number of shares of Old United's existing Class B common stock (and any shares of Old United's existing Class A common stock issued to such Founder Newco upon conversion of shares of Old United's Class B common stock pursuant to the following sentence) held by the appropriate Founder Newco at the time of such mergers. Prior to such mergers, the Founder Newcos will each convert an adequate number of the shares of Old United's Class B common stock held by the Founder Newcos into an equal number of shares of Old United's existing Class A common stock in order to ensure that New United does not at any time have 50% or more of the voting power of Old United.

         (c) Merger Sub will be merged into Old United. The Certificate of Incorporation and By-laws of Merger Sub will become the Certificate of Incorporation and By-laws of Old United as the surviving corporation of the New United/Old United Merger. In the New United/Old United Merger, (i) all of the shares of Old United's Series E Preferred Stock outstanding immediately prior to the New United/Old United Merger shall automatically convert in full into an aggregate of [10] shares of Class A Common Stock ("Old United Class A Stock") of Old United as the surviving corporation of the merger, with the same rights and privileges as described for such class of the surviving corporation's common stock on Exhibit C, (ii) the outstanding shares of Old United's existing Class A common stock and Class B common stock (in each case other than the shares owned by New United prior to the New United/Old United Merger) will be converted into and represent the right to receive shares of New United Class A Stock on a one-for-one basis, and the outstanding shares of Old United's Series B, C, and D convertible preferred stock will be converted into and represent the right to receive shares of New United's Series A, B, and C convertible preferred stock, respectively, on a one-for-one basis, (iii) any shares of Old United's common stock and preferred stock outstanding immediately prior to the New United/Old United Merger and held by New United or held by Old United in treasury will be cancelled, and (iv) the outstanding shares of Merger Sub's Class B Common Stock and Class C Common Stock held by New United will be converted into an equal number of shares of Class B Common Stock ("Old United Class B Stock") and Class C Common Stock ("Old United Class C Stock"), respectively, of Old United as the surviving corporation of the merger, with the same rights and privileges as described for such applicable class of the surviving corporation's common stock on Exhibit C.

         (d) Liberty Media will contribute all of the stock of Liberty Sub (the sole assets of which will be the Exchangeable Loan and its rights under the Loan Agreement) and the Cash Contribution to New United in exchange for 60 million shares of New United Class C Stock and the contingent right to receive additional shares of New United Class C Stock as described in Exhibit A-2.

         (e) New United and Liberty Media or LMI, as applicable, will cause separate transitory subsidiaries of New United to merge with and into Liberty Argentina, Inc. ("Liberty Argentina"), Liberty Programming South America, Inc. ("Liberty Programming SA"), Liberty International Cable Management, Inc. ("LICM"), and Liberty Programming Argentina, Inc. ("Liberty Programming Argentina", and together with Liberty Argentina, Liberty Programming SA and LICM, the "Principal LA Subs"), with the capital stock of the Principal LA Subs being converted in the aggregate into an aggregate of 17,253,000 shares of New United Class C Stock, plus the additional number of shares of Class C Stock determined in accordance with the last sentence of this clause (e) (collectively, the "Principal LA Sub Mergers"). At the Initial Closing, New United shall cause the Principal LA Subs to pay in full the indebtedness and other obligations owed to Liberty Media and its subsidiaries and Old United and its subsidiaries, whether or not then due; Liberty Media shall pay in full its outstanding loan from Old United, and the Parties shall take the other actions, in each case as described in paragraph 3 below. Through the Principal LA Sub Mergers, New United will acquire Liberty Media's and LMI's indirect interests in the Acquired Assets identified on Exhibit A-3 as Cablevision SA, Pramer, Torneos y Competencias, and Gems (International Assets). Liberty Media has paid or caused to be paid to Carlos Avila ("Avila") and Luis Nofal ("Nofal") US $31,000,000 in cash (the "Earnout Payment") in prepayment of the "earnout" obligation owed to them which would otherwise become due and payable on July 31, 2001. The number of shares of New United Class C Stock into which the capital stock of Liberty Programming Argentina will be converted in the Principal LA Sub Merger to which it is a party (and accordingly the aggregate number of shares of New United Class C Stock to be issued in the Principal LA Sub Mergers) will be increased by a number equal to the quotient of (x) the amount of the Earnout Payment, plus interest on that amount from and including the date Liberty Media paid or caused to be paid the Earnout Payment to the date of the Initial Closing at the rate of 10% per annum, compounded quarterly, divided by (y) the Average Market Price (as defined in paragraph 5 of the Agreement) of Old United's existing Class A common stock determined as of the last trading day preceding the Initial Closing.

         (f) At the Initial Closing (or one or more subsequent closings), New United and Liberty Media or LMI, as applicable, will cause separate transitory subsidiaries of New United to merge with and into the Contributed Subs identified on Exhibit A-3 that hold the balance of the Acquired Assets, with the capital stock of each such Contributed Sub being converted into the applicable number of shares of New United Class C Stock determined for such Contributed Sub in accordance with Exhibit A-3. At the closing at which the applicable merger is effected, New United shall cause the applicable Contributed Sub to pay in full the indebtedness and other obligations owed to Liberty Media and its subsidiaries, whether or not then due, as described in paragraph 3 below.

3. (a) Prior to the date hereof, in accordance with the December 7 Letter Agreement, Old United and one of its subsidiaries loaned an aggregate of $310 million to Liberty Argentina, the repayment of which loans is guaranteed by Liberty Media (the "Liberty Guaranty"), and Old United loaned an aggregate of $200 million to Liberty Media (collectively, the "UGC Loans"). On May 4, 2001, Liberty Media loaned Liberty Argentina, $197,685,000 (the "Cablevision Loan") in connection with the closing of the transactions contemplated by the letter agreement dated March 27, 2000 with AMI GP Ltd., as amended (the "Hicks Agreement"), which loan bears interest at 14% per annum and matures on May 4, 2002. Upon the Initial Closing, (i) New United shall cause Liberty Argentina to repay in full the portion of the UGC Loans owed by it, together with all accrued and unpaid interest thereon, to Old United and its subsidiary, (ii) New United shall cause Liberty Argentina to repay in full the Cablevision Loan, together with all accrued and unpaid interest thereon, to Liberty Media, (iii) Liberty Media shall be irrevocably released from all of its obligations under the Liberty Guaranty, and (iv) Liberty Media shall repay the portion of the UGC Loans owed by it, together with all accrued and unpaid interest thereon, to Old United. Notwithstanding anything to the contrary in the December 7 Letter Agreement, the promissory notes evidencing the UGC Loans or the Liberty Guaranty, the UGC Loans shall not be due and payable until the date of the Initial Closing; provided that if the Agreement is terminated without the occurrence of the Initial Closing, then the UGC Loans will be due and payable on the later of (i) June 30, 2001 or (ii) the date of termination of the Agreement. Liberty Media will not have the right to pay the portion of the UGC Loan owed by it by the delivery of Series 1 Convertible Class A Preference Shares of UPC as contemplated by the December 7 Letter Agreement. LMI will assign to Liberty

Argentina all of LMI's rights (including any special rights that are unique to LMI) and obligations under the Cablevision Stockholders Agreement and the Hicks Agreement. Liberty Argentina will assume all of LMI's obligations and responsibilities under such agreements and New United shall cause Liberty Argentina to perform the same, including, without limitation, complying with the provisions of Section 10.13 of the Cablevision Stockholders Agreement until LMI has been paid all accrued but unpaid management fees, advances, costs and expenses. Further, New United shall use its best commercially reasonable efforts to cause the accrued management fees, advances and reimbursable costs owed to LICM under the management agreement between it and Cablevision SA that was terminated on or about May 4, 2001 to be paid as promptly as practicable by Cablevision to LMI. As used herein, "Cablevision Stockholders Agreement" means the Shareholders Agreement, dated October 9, 1997, among LMI (formerly known as Tele-Communications International, Inc.), Telefonica Holding de Argentina S.A. (formerly known as CEI Citicorp Holdings Sociedad Anonima), Southtel Equity Corporation, Telefonica S.A. (formerly known as T.I. Telefonica Internacional de Espana S.A.) and Martin Eurnekian, as amended to the date hereof.

         (b) As of the date hereof, each of Liberty Programming SA and Liberty Programming Argentina (each, a "Programming Obligor"), is indebted to Liberty Media in the principal amount of $100 million (each a "Programming Loan"), which indebtedness bore interest at the rate of 14% per annum until May 2001, currently bears interest at the rate of 18% per annum, matures in November 2001 and is secured by assets of the applicable borrower. Immediately prior to the Initial Closing, Liberty Media will cause each Programming Obligor to pay in full all interest accrued to such date on its Programming Loan from sources other than the Acquired Assets to be transferred to New United through the

Principal LA Sub Merger with such Programming Obligor. At the Initial Closing, New United shall cause the Programming Obligors to pay in full the aggregate $200 million in principal amount of the Programming Loans to Liberty Media.

         (c) New United acknowledges that one of the Contributed Subs, Liberty International DLA, Inc., may have at the time of New United's acquisition thereof, debt in the principal amount equal to capital contributions made by it to Digital Latin America LLC (currently budgeted to be $21.5 million, bearing interest at the rate of 14% per annum and maturing one year after the first of such capital contributions. Such debt (the "Liberty DLA Debt") is or will be prepayable without penalty or premium and is or will be secured by stock or assets of one or more of the Contributed Subs. New United shall cause the principal amount of and all accrued and unpaid interest on the Liberty DLA Debt to be paid in full at the Initial Closing or, if applicable, subsequent closing, at which New United acquires the obligor of such debt. At such closing, LMI will assign to Liberty International DLA, Inc. all of LMI's rights and obligations under the Limited Liability Company Agreement of Digital Latin America, LLC, dated as of March 8, 2000, among HMTF DLA, Inc., HMTF DLA Holdings, Inc., Liberty International DLA, Inc., LMI, DLA Partners, Inc. and General Instrument Corporation (doing business as Broadband Communications Sector of Motorola, Inc.) as amended to the date hereof. Liberty International DLA, Inc. will assume all of LMI's obligations and responsibilities under such agreements and New United shall cause Liberty International DLA, Inc. to perform the same.

         (d) At the Initial Closing, Liberty Media shall also cause to be contributed, conveyed, transferred, assigned and delivered to New United all of its direct and/or indirect right, title and interest in and to the AISA Option, and New United shall accept the same and assume and agree to hold Liberty Media and its affiliates harmless from and against all obligations and liabilities under or with respect to the Avila Loan (including under any agreement pursuant to which the Avila Loan was made), the AISA Option and the Guaranty. At the Initial Closing, New United shall (i) cause AISA to pay to the Liberty Lender an amount in cash equal to the unpaid principal amount of the Avila Loan and all accrued and unpaid interest on the Avila Loan, (ii) replace the Liberty Lender as guarantor under the Guaranty and obtain a release of the Liberty Lender's liability under the Guaranty, provided that if consent to such replacement is required from the beneficiary of such Guaranty and is not obtained or if a release of the Liberty Lender is not obtained, then New United shall indemnify and hold Liberty Media and its affiliates harmless from and against any liability, cost or expense incurred by any of them under the Guaranty, and (iii) if the Liberty Lender has made any payment under the Guaranty on or prior to such closing, cause AISA to pay to the Liberty Lender an amount in cash equal to the amount so paid plus interest thereon from and including the date such amount was paid by the Liberty Lender to the date such amount is repaid by AISA to the Liberty Lender in full, at the rate of 10% per annum, compounded quarterly (such amount, the "Guaranty Repayment"). Liberty Media will cause to be delivered to AISA any promissory notes or other instruments evidencing the Avila Loan against receipt of such payments and, upon the release of the Liberty Lender's liability under the Guaranty, will release its lien upon any collateral securing the obligations of AISA to the Liberty Lender. As used herein, (x) the term "Avila Loan" means the loan made by Liberty Media or one or more of its affiliates (the "Liberty Lender") to Avila Inversora S.A., an Argentine company ("AISA") in the aggregate principal amount of US $18,000,000; (y) the term "Guaranty" means an unconditional guaranty made by the Liberty Lender of a bank loan made to AISA in the principal amount of US $27,000,000; and (z) the term "AISA Option" means the right granted to the Liberty Lender by certain shareholders of AISA to acquire up to 80% of the capital stock of AISA, exercisable on or before July 1, 2001, together with the right of first refusal granted to the Liberty Lender to purchase any AISA stock that any of the current AISA shareholders wish to transfer on or before July 1, 2010. The obligations of AISA to the Liberty Lender and Liberty Media are secured by collateral that includes shares of stock of Torneos y Competencias S.A., AISA and America 2, and by personal guarantees of collection from Avila, Nofal and others.

4. If Old United or New United before the Initial Closing or New United after the Initial Closing and before a subsequent closing, effects any stock dividend, stock split or reverse stock split, recapitalization or reclassification affecting the shares of its common stock of any class, or otherwise effects any transaction that changes such shares into any other securities (including securities of another entity) or effects any other dividend or distribution (other than a cash dividend payable out of current or retained earnings) on such shares, then the number and kind of shares of Old United and New United common stock referred to in this Agreement will, as appropriate, be adjusted to reflect such event.

5. If a Contributed Sub cannot be transferred because of a contractual restriction (including the failure to obtain the waiver of a Partner Purchase Right) or inability to obtain a governmental approval for the transfer, the Parties shall close on the remainder of the Contributed Subs (subject to the condition that all of the Principal Transaction Events are consummated at the Initial Closing. Whether or not Premium Movie Partnership will be transferred will be subject to the mutual agreement of the Parties.

6. The Transaction and each part thereof will be structured to be tax-free to New United, Old United, Liberty Media and its affiliates and all recipients of New United Common Stock. The Parties will work together to modify the structure set forth above to the extent necessary to achieve the tax-free nature of the

Transaction. It will be a condition to the obligations of the Parties to effect the Transaction that an opinion to that effect, in form and substance reasonably acceptable to the Parties, be delivered by a law firm or accounting firm generally recognized as being competent to deliver such an opinion. The Parties will cooperate with the accounting and law firms by providing appropriate certifications as to factual matters. After the Initial Closing and each subsequent closing, if applicable, the Parties will take such actions as may be necessary to preserve the tax-free nature of the Transaction and will not take any action that would have the effect of disqualifying the Transaction for such treatment. Without limiting the generality of the foregoing, the Parties will cause New United to maintain the separate corporate existence of each of the Contributed Subs for at least two years after the closing of the transfer thereof to New United. The Parties will negotiate in good faith such modifications to the structure as may be necessary to comply with Delaware law and the terms of the Current Indentures (as defined in Exhibit B) so as not to require an offer to redeem the Current Bonds or create a default thereunder, provided that such modifications do not adversely affect any of the rights or obligations of Liberty Media or LMI hereunder.

                                                           Exhibit A-1

                        Terms of Series E Preferred Stock

The shares of Series E Preferred Stock purchased by the Controlling Principals (as defined in Exhibit D) will automatically convert into [10] shares of Old United Class A Stock at the effective time of the New United/Old United Merger.

The Series E Preferred Stock will not pay a dividend. The Series E Preferred Stock will have a nominal preference on liquidation after the payment in full of any preference of outstanding preferred stock.

If the New United/Old United Merger does not occur by November 30, 2001, the Series E Preferred Stock will automatically convert into a number of shares of Old United Class B Stock equal to the quotient of $10 million divided by the Average Market Price (as defined in paragraph 5 of the Agreement) of Old United's Class A Stock on the date that Controlling Principals purchased the Series E Preferred Stock.

                                                           Exhibit A-2

         [Schedule omitted pursuant to Item 601(b)(2) of Regulation S-K]

         Formulae and mechanics for issuing to Liberty Media up to a maximum additional 26.5 million shares of Class C stock of New United.

         The registrant agrees to furnish supplementally a copy of this omitted schedule to the Commission upon request.

                                                           Exhibit A-3

                       Acquired Assets and Other Interests

Acquired Assets                                                                      Shares of New United Class
   Shares of                                                                            C Stock (in Thousands)
Distribution Assets:
-------------------

     Latin America:           50% interest in Cablevision SA (Argentina Cable) 1               11,013

                              Portatel2                                                           396
                              Digital Latin America LLC3                                           68
Programming Assets:
------------------
     Latin America:           Pramer4                                                             949.5
                              Torneos y Competencias5                                           5,171.5*
     Other:                   Crown Media Holdings, Inc6                                        2,136
                              [Premium Movie Partnership7]                                        237
                              GEMS - International Assets only4                                   119
                                                                                  -----------------------------------
                                                                                               20,090

--------------

*    To be adjusted for Earnout Payment

1 To be transferred via the transfer of all the outstanding stock of Liberty Argentina, Inc.

2 To be transferred via the transfer of all the outstanding stock of Associated Communications of Mexico, Inc.

3 To be transferred via the transfer of all the outstanding stock of Liberty International DLA, Inc.

4    To be  transferred  via the  transfer  of all the  outstanding  stock of
     Liberty  Programming  South  America,  Inc.  and  Liberty
     International Cable Management, Inc. The number of shares of New United Class C Stock reflects the equivalent of cash consideration of $195,600,000 (including the Gems International business owned by Pramer), adjusted for
     (a) a separate allocation of $7,500,000 (119,000 shares of New United Class C Stock) corresponding to the Gems International business and (b) $100,000,000 to be paid with respect to payment in full of the Programming Loan at the closing.

5 To be transferred via the transfer of all the outstanding stock of Liberty Programming Argentina, Inc.

6 To be transferred via the transfer of all the outstanding stock of Liberty Crown, Inc.

7 If transferred, to be transferred via the transfer of all the outstanding stock of Liberty Programming Australia, Inc.

Other Interests


Distribution Assets:
-------------------

Asia/Pacific:              Jupiter Telecommunications8

Programming Assets

Asia/Pacific:              Jupiter Programming8

--------------

8 LMI's interest in Jupiter Telecommunications is subject to various restrictions on transfer entered into after June 25, 2000, including, for example, rights of first offer or refusal or similar rights. LMI may transfer its interest in Jupiter Programming to Jupiter Telecommunications in exchange for an ownership interest. Such a transfer will be a Permitted Liberty Transfer, but the interest acquired in that transfer thereafter will be subject to the right of first offer as provided in paragraph 4 of the Agreement, subject to rights of the kind described in the first sentence of this footnote.

                                                           Exhibit A-4

                        Liberty Media International, Inc.

                               Guarantee Schedule

------------------------------------------------------------------------------------------------------------------------------------
                                     Issued                                       Total
                                        on                              Cur-      Amount    Current    Guarantee
             Guarantor               Behalf Of       Beneficiary        rency   Guaranteed  Guarantee  in Dollars      Description
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  (Local currency)       (USD)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               (in
                                                                                            millions)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Torneos y Competencias S.A.          LMI       Carlos Avila, Luis Nofal US$                                       See Exhibit A
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LMI
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Pending Transactions:
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Pramer SCA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  LMI                                LMI       Rainbow Programming      US$          4.000       4.000   $  4.000 Guarantee  of
                                                                                                                  seller financing
                                                                                                                  for Film & Arts
                                                                                                                  acquisition
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  LMI                                LMI       Comsat                   US$                                       Guarantee of
                                                                                                                  satellite
                                                                                                                  transponder
                                                                                                                  payments for GEMS.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                           Exhibit A-5



                          New United Board of Directors



Albert M. Carollo, Sr.
John P. Cole
Michael T. Fries
John F. Riordan
Curtis Rochelle
Gene W. Schneider
Mark L. Schneider
Tina M. Wildes
John C. Malone
Robert R. Bennett
Gary S. Howard
Hank Vigil

                                                           Exhibit A-6

                                Chile Puts/Calls

1. LMI will have the right to require New United to purchase or to cause its designee to purchase (the "Current Interest Put"), and New United will have the right to require LMI to sell to New United or its designee (the "Current Interest Call"), the indirect 50% interest in Metropolis Intercom S.A., or its successor ("Metropolis"), and the indirect 20% interest in MYHI, LLC ("MYHI"), or its successor, owned by LMI on the date hereof (the "Current Chile Interests"). The transfer of the Current Chile Interests shall be effected by the transfer, in a transaction that is tax-free to Liberty Media and LMI, of all of the outstanding stock of Liberty Chile, Inc., a wholly owned subsidiary of LMI.

2. In exchange for the stock of Liberty Chile, Inc., New United shall transfer to LMI or a subsidiary of LMI 1,440,276 shares of New United Class C Stock (or, if the conditions to conversion in full of the New United Class C Stock into New United Class B Stock have been satisfied, shares of New United Class B Stock) (in each case, adjusted as provided in paragraph 4 of Exhibit A). At the closing of such exchange, New United shall cause Liberty Chile, Inc. to repay all amounts outstanding (including accrued interest thereon) under the promissory note(s) made by Liberty Chile, Inc. payable to Liberty International Chile, Inc. or to Liberty Media, LMI or any of their other subsidiaries (the "Liberty Chile Note(s)") with a principal amount equal to the sum of (A) $126.5 million (the cost of the acquisition of an additional 20% interest in Metropolis), plus (B) any additional amounts loaned by Liberty Media, LMI or any of their respective subsidiaries after June 25, 2000 to Liberty Chile, Inc. for purposes of making capital contributions to Metropolis , reduced by any distributions since June 25, 2000 by Metropolis to Liberty Chile, Inc. that have been distributed to Liberty Media, LMI or any of their other subsidiaries. The Liberty Chile Note(s) bear interest at the rate of 10% per annum (compounded quarterly) on the amounts described in the foregoing clauses
     (A) and (B) from the date(s) such Liberty Chile Note(s) were made. The Liberty Chile Note(s) may be repaid, at the election of New United, either in cash, shares of New United Class C Stock (or, if applicable, New United Class B Stock), Marketable Securities (as defined below), or any combination thereof. For the purpose of determining the number of shares of New United Class C Stock (or, if applicable, New United Class B Stock) or Marketable Securities to be issued or delivered to the holder(s) of the Liberty Chile Note(s) , such securities will be deemed to have a per share value equal to the Average Market Price (as defined in paragraph 5 of the Agreement) of New United Class A Stock (if the securities are shares of New United Class B Stock or New United Class C Stock) or of the relevant Marketable Securities, in either case determined as of the date of the closing of the acquisition by New United or its designee of the Current Chile Interests.

3. The Current Interest Put and the Current Interest Call will be subject to rights of first refusal or other Partner Purchase Rights in favor of one or more holders of direct or indirect interests in Metropolis that were in existence on June 25, 2000.

4. LMI has the obligation to acquire, directly or through a subsidiary, the direct or indirect interest in Metropolis owned by CristalChile Comunicaciones S.A., Cristalerias de Chile S.A. or their affiliates (the "Claro Interest"), upon exercise of a put right granted to the owner of the Claro Interest pursuant to agreements dated May 17, 2000 and June 20, 2000, for consideration consisting, at LMI's election, of cash or shares of Liberty Media Stock (as defined below). The Claro Interest currently represents a 50% interest in Metropolis. If LMI acquires the Claro

     Interest, LMI will have the right to require New United to purchase or to cause its designee to purchase (the "Claro Put" and collectively with the Current Interest Put, the "Chile Puts"), and New United will have the right to require LMI to sell to New United or its designee (the "Claro Call" and collectively with the Current Interest Call, the "Chile Calls"), the Claro Interest at the purchase price equal to the price paid by LMI, which purchase price will be determined as provided in paragraph 5 or paragraph 6 below. The acquisition of the Claro Interest will be structured in a tax efficient manner to Liberty Media and LMI.

5. If LMI pays the purchase price for the Claro Interest in cash: (a) the purchase price payable to LMI after exercise of the Claro Put or the Claro Call will be equal to the sum of (i) the amount of cash paid to the seller,
     (ii) any capital contributions by LMI or any subsidiary of LMI in respect of the Claro Interest after acquisition thereof by LMI or a subsidiary of LMI, reduced by any distributions that relate to the Claro Interest made after such acquisition, and (iii) notional interest on the amounts described in the foregoing clauses (i) and (ii) at the rate of 10% per annum (compounded quarterly) from the date of payment by LMI to the date of payment to LMI by New United or its designee; (b) the purchase price will be payable, at the election of New United (subject to the last sentence of paragraph 4 above), in cash, shares of New United Class C Stock (or, if applicable, New United Class B Stock) or Marketable Securities, or any combination thereof; and (c) the number of shares of New United Class C Stock (or, if applicable, New United Class B Stock) or Marketable Securities to be delivered to LMI will be calculated using the per share value thereof determined in the manner set forth in the last sentence of paragraph 2 above as of the date of the closing of the acquisition of the Claro Interest by New United or its designee.

6. If LMI pays the purchase price for the Claro Interest in shares of Liberty Media Stock: (a) the purchase price payable by New United or its designee to LMI after exercise of the Claro Put or the Claro Call will be equal to the sum of (i) the amount determined by multiplying the number of shares of Liberty Media Stock delivered by LMI in payment of its purchase price for the Claro Interest by the per share value of that Liberty Media Stock, determined as of the date of the closing of such acquisition using the same "Sum of the Parts" methodology (changing any references to New United therein to be references to the Liberty Media Group (as defined in the Certificate of Incorporation of AT&T Corp.) or to Liberty Media Corporation, as appropriate) as is used to derive a per share value for New United Class C Stock pursuant to paragraph 5 of the Agreement, (ii) any capital contributions by LMI or any subsidiary of LMI in respect of the Claro Interest after acquisition thereof by LMI or a subsidiary of LMI, reduced by any distributions that relate to the Claro Interest made after such acquisition, and (iii) notional interest on the amounts described in the foregoing clauses (i) and (ii) at the rate of 10% per annum (compounded quarterly) from the date of payment by LMI to the date of payment to LMI by New United or its designee; (b) the purchase price so determined will be payable, at the election of New United (subject to the last sentence of paragraph 4 above), in cash, shares of New United Class C Stock (or, if applicable, New United Class B Stock) or Marketable Securities, or any combination thereof; (c) the number of shares of New United Class C Stock (or, if applicable, New United Class B Stock) to be delivered to LMI will be determined as of the date of the closing of the sale to New United or its designee using the per share value of New United Class C Stock (or, if applicable, New United Class B Stock) derived by the use of the Sum of the Parts methodology described in paragraph 5 of the Agreement; and (d) the number of Marketable Securities to be delivered to LMI will be determined using the per share value thereof that is determined in the manner prescribed by the last sentence of paragraph 2 above as of the date of the closing of the sale to New United or its designee.

7. Any transfer of the Current Chile Interests or the Claro Interest to New United or its designee pursuant to the provisions hereof will take place as soon as practicable, but in any event within 270 days, after notice of exercise of a Chile Put or Chile Call is given by one party to the other. LMI, Liberty Media and New United will use reasonable efforts to obtain all governmental and other third party approvals required to be obtained with respect to the transfer of such interest to New United or its designee, but New United's obligation to purchase or to cause a Chile Asset to be purchased upon exercise of a Chile Put or a Chile Call will not be excused because of the failure to obtain any approval or other action by any governmental authority. If any such approval or other action for the acquisition of a Chile Asset by New United is required but cannot be obtained, New United will be obligated to secure a purchaser for the Chile Asset who can obtain such approval, consent or other action. If, however, neither New United nor any purchaser secured by New United is able to secure any required governmental approval or other action and to complete the purchase of the Chile Asset within 270 days after notice of exercise of a Chile Put or Chile Call is given, LMI will be entitled to receive, on the first business day after expiration of that 270-day period, the full amount of the consideration required to be delivered to it for the Chile Asset that is the subject of the Chile Put or Chile Call and in exchange for such consideration LMI will provide to New United or its designee, in lieu of the Chile Asset otherwise required to be transferred, a stock appreciation right or similar right (the "Phantom Right") representing, to the extent reasonably possible under the circumstances (as determined in the reasonable judgment of LMI and New United), the economic equivalent of the

     Chile Asset that otherwise would be transferred. If within 10 days after LMI has delivered to New United a proposed form of agreement setting forth the terms of the Phantom Right, LMI and New United cannot agree on whether the Phantom Right represents, to the extent reasonably possible under the circumstances, the economic equivalent of such Chile Asset, that dispute will be submitted for determination by a nationally recognized investment banking firm selected by LMI and New United. In making its determination, such firm will not take into account the fact that the Phantom Right will not provide to New United any right to participate in management of Metropolis or MYHI or otherwise to have any of the rights of an owner of a direct or indirect ownership interest in Metropolis or MYHI. At such time as New United or another person designated by New United has received all governmental approvals, consents or other action required to complete the purchase of the Chile Asset to which the Phantom Right relates, LMI will, for no additional consideration, transfer such Chile Asset to New United or to its designee to whom the Phantom Right was issued and the Phantom Right then will terminate.

     If a Chile Asset is acquired by a purchaser other than New United, New United will pay LMI the full amount of any deficiency in the consideration paid by such purchaser compared to the consideration required to be paid by New United pursuant to the provisions hereof (including, in the case of a sale of the Current Chile Interests, such additional amount (as described further below) if the transfer of the equity interest in Liberty Chile, Inc. does not qualify as a tax-free transaction for LMI and Liberty Media), and New United will indemnify LMI, Liberty Media and their affiliates against all additional costs, liabilities and expenses incurred by them as a result of being required to transfer the Chile Asset to a purchaser other than New United. If the transfer of the equity interest in Liberty Chile, Inc. (including for this purpose the issuance of the Phantom Right with respect to the equity interest in Liberty Chile, Inc., or the Chile Asset represented thereby) is taxable, the consideration paid to LMI will be increased by an amount so that after payment of any federal, state, local and foreign income or similar taxes on the receipt of such consideration by LMI, LMI will receive an additional amount as reasonably may be required to compensate LMI (or any subsidiary) for the cost of selling its equity interest in Liberty Chile, Inc. in a taxable sale rather than in a tax-free transaction. For purposes of determining the payment due to LMI in a taxable sale of the equity interest in Liberty Chile, Inc., it will be assumed that LMI (or any subsidiary) will pay federal, state, local and foreign taxes, if applicable, at the highest applicable corporate tax rate without regard to the availability of any loss carry forwards.

8. LMI and Liberty Media will not directly or indirectly (except to an affiliate of either of them that agrees to be bound by the provisions hereof or in a Permitted Liberty Transfer) transfer the Current Chile Interests or (if the Claro Interest is acquired by LMI, Liberty Media or any of their subsidiaries) the Claro Interest until the Chile Puts and the Chile Calls become exercisable and thereafter until all the Chile Puts and the Chile Calls have been exercised or have expired. New United will agree that, upon the acquisition by New United or its designee of any direct or indirect interest in Metropolis, it will execute and deliver (or will cause its designee to execute and deliver) an instrument agreeing to be bound by the Agreement dated as of May 17, 2000 among CristalChile Comunicaciones S.A., Cristalerias de Chile S.A., Liberty Comunicaciones de Chile Uno Limitada (formerly TCI Comunicaciones de Chile Uno Limitada) and Liberty Media, as well as the performance guarantee described therein.

9. The Current Interest Put and the Current Interest Call will be exercisable at any time after the first to occur of (a) the first anniversary of the date of the Initial Closing and (b) the exercise of the Claro Put or the Claro Call. The Claro Put and the Claro Call will be exercisable at any time after the later of the date of the Initial Closing and the date LMI or its subsidiary acquires the Claro Interest. If any of the Chile Puts or Chile Calls has not been exercised by June 1, 2010, such Chile Put or Chile Call will expire at midnight, Denver time, on that date.

10.  As used herein:

       "Liberty Media Stock" means AT&T Corp. Class A Liberty Media Group Common Stock or, if at the time Liberty Media Stock is required to be delivered, Liberty Media is not a subsidiary of AT&T Corp., publicly traded common stock of Liberty Media of a class or series that, relative to any other class or series of common stock of Liberty Media, has the lowest number of votes per share.

       "Marketable Securities" means freely tradeable common stock (or stock of an equivalent class) of an affiliate of New United, provided that: (a) such stock is of a class that is publicly traded on an internationally recognized United States or foreign securities exchange; (b) the issuer of such stock is not a passive foreign investment company (as defined in Section 1296 of the Internal Revenue Code) and has a market capitalization, based on the average closing price of such stock for the 20 trading days preceding the date of determination, of at least U.S. $2.75 billion (or its equivalent in another currency); (c) the number of shares to be issued to LMI does not exceed the lower of (i) ten times the average daily trading volume of that class of Marketable Securities, as reported on the principal securities exchange on which such securities are traded, during the period of 60 trading days ending two trading days before the date on which such Marketable Securities are to be delivered to LMI and (ii) 5% of the number of shares of that class outstanding as of that date; and (d) the shares may be sold immediately upon receipt by LMI (without limitation of any kind) by LMI on such principal securities exchange without being liable for the payment of stamp duty, transfer taxes or similar charges, unless the amount thereof does not exceed, in the aggregate, .001% of the sale price.

11. Notwithstanding anything to the contrary in this Exhibit A-6, if LMI is required to sell any or all of the Chile Assets because of a final order or other mandate of any court or other governmental authority, each affected Chile Put and Chile Call will become exercisable upon issuance of such order or mandate and New United will be obligated to complete (or to cause its designee to complete) the acquisition of the affected Chile Asset on or before the 270th day after such Chile Put or Chile Call is exercised or the date that is 15 days before the date prescribed by such order or mandate as the deadline for LMI's disposition of the affected Chile Asset, whichever occurs first. If New United fails to satisfy that obligation, LMI may sell the affected Chile Asset to any purchaser chosen by LMI and will be entitled to receive payment and to be indemnified by New United as provided in paragraph 7 of this Exhibit A-6.

                                                           Exhibit B



                         SUMMARY OF TERMS OF NEW UNITED

                         CLASS A STOCK AND CLASS B STOCK



Each share of Class A Stock will be entitled to one vote per share. Each share of Class B Stock will be entitled to ten votes per share. Each share of Class B Stock will be convertible at any time at the option of the holder into one share of Class A Stock. The two classes of common stock will be identical in all other respects and will each have rights identical in all material respects to those possessed by the existing Class A Common Stock and Class B Common Stock of Old United, except as otherwise agreed by the parties in the definitive agreements. The Class A Stock and the Class B Stock will elect eight directors, voting together as one class, until the Class C Stock is converted to Class B Stock, and thereafter will elect all twelve Directors, voting together as one class. The Class A Stock and Class B Stock may not vote in the election of Class C Directors.



                  SUMMARY OF TERMS OF NEW UNITED CLASS C STOCK



Board Representation New United's board of directors will be limited to 12 in number. As long as any shares of the Class C Stock are outstanding, four of the directors (the "Class C Directors") will be elected by majority vote of the holders of the Class C Stock, voting as a separate class, and the other eight directors ("Regular Directors") will be elected by the Class A Stock and Class B Stock voting together.



Approval Rights As long as any shares of Class C Stock are issued and outstanding, the approval of a majority of the Class C Directors will be required in connection with:



                                    1. the acquisition or disposition of assets, or issuance of equity or debt securities, by New United (or any New United Affiliate) in a single transaction or in two or more transactions (related or unrelated) in any consecutive 12-month period with an aggregate Value exceeding 30% of New

                                    United's Market Capitalization at the time of such transaction (excluding a merger, sale of New United, sale of all or substantially all assets of New United or reorganization among affiliated entities provided that the holders of the Class C Stock are treated equally with the holders of the Class B Stock and all holders of Class B Stock are treated equally in such transaction or, in the case of a sale of assets, in any distribution of the proceeds thereof, on an as-converted basis assuming the conversion of the Class C Stock into Class B Stock whether or not a Conversion Event has occurred);



                                    2. (a) issuance of shares of Class C Stock
                                    (other than as contemplated by the
                                    Agreement, including upon the exercise of Preemptive Rights as described below or rights under the Stockholders Agreement) or
                                    (b) the issuance, grant or sale of any
                                    options exercisable for Class B Stock (other than the Assumed Options);



                                    3.  the removal and  replacement  of the
                                    CEO;  provided that approval by the Class C
                                    Directors would not be required so long as any of the following four individuals is the CEO: Michael T. Fries, John F. Riordan, Gene W. Schneider, or Mark L. Schneider;



                                    4. any amendment, alteration or repeal of any provision of New United's charter or bylaws (including, without limitation, by merger, consolidation, binding share exchange or otherwise) that would be adverse to or affect adversely the rights of the holders of the Class B or Class C Stock or any of their respective affiliates (including, without limitation, any change in the number of members of the Board of Directors);



                                    5. any material transactions between New
                                    United (or any New United Affiliate), on the one hand, and (i) any director or officer of New United (or any New United Affiliate),
                                    (ii) any Founder or (iii) any family member or affiliate of any person referred to in clauses (i) or (ii) above, on the other hand, excluding (a) transactions between New

                                    United and any New United Affiliate, (b) employment agreements, grants to employees of options to purchase Class A Stock and other employment related matters, in any such case entered into in the ordinary course of business; and



                                    6. following the New United/Old United
                                    Merger, any amendment, alteration or repeal of any provision of the charter of Old United then in effect (including, without limitation, by merger, consolidation, binding share exchange or otherwise) that would be adverse to or affect adversely the rights of New United or the holders of New United Class C Stock or any of their respective affiliates, prior to the exchange of all of the Old United Class A Stock for New United Common Stock as contemplated by Exhibit C.



Preemptive Rights                   Until such time as the Class C Stock becomes
                                    convertible in full into Class B Stock, if New United issues Class B Stock that would dilute the voting power of the Class C
                                    Stock by 10% or more of its voting power immediately prior to such issuance, on an as-converted basis assuming the conversion of the Class C Stock into Class B Stock, each holder of Class C Stock will have the right, at its election, (a) to purchase additional shares of Class C Stock from New
                                    United up to and  including  an amount
                                    sufficient  to permit such holder to
                                    restore its voting power to the level in effect prior to such issuance of Class B
                                    Stock, on an as-converted basis assuming the conversion of the Class C Stock into Class B Stock, at the same purchase price as the price paid for such Class B Stock or, if such issuance was in exchange for Class
                                    A Stock, at a price equal to the average of the closing sales prices of Class A
                                    Stock for the previous 10 trading days and/or (b) by exchanging shares of Class A Stock for shares of Class C
                                    Stock of New  United on a one-for-one basis.



                                    Notwithstanding the foregoing: (i) if the voting power of Class C Stock is reduced as the result of two or more issuances of stock that do not separately reduce its voting power by the 10% or more specified above, but that in the aggregate result in such a reduction, each holder of Class C Stock will have the right to maintain its percentage of voting power, on an as-converted basis, assuming the conversion of the Class C Stock into Class B Stock, at the level in effect immediately prior to the first such issuance in the manner prescribed above; and (ii) a holder of Class C Stock will not have the right to restore or maintain its voting power as provided hereby with respect to any issuance of Class B Stock of New United if the holders of New United stock immediately before such issuance would own, in the aggregate, shares of voting stock of New United in an amount representing less than 30% of the voting power of all shares of voting stock of New United outstanding immediately after such issuance. New United will provide written notice of any entitlement of the holders of Class C Stock to acquire additional shares, and such exchange of shares or purchase of additional shares by holders of Class C Stock must occur within 30 days after the date of receipt of such notice (subject to extension for up to 60 additional days if required to obtain any governmental approval). Holders of Class C Stock will notify United whether they intend to acquire additional shares of Class C Stock within 10 days after they receive notice from New United of any reduction in their voting power that would entitle them to exercise the rights prescribed hereby.



Conversion                          At the option of the holder,  each share of
                                    Class C Stock can be converted into one share of Class A Stock at any time.
                                    Further, at the option of the holder, each share of Class C Stock can be converted into one share of Class B Stock at any time after the first to occur of the following
                                    (each a "Conversion Event"):  (a) the
                                    Stockholders  Agreement shall have been
                                    terminated in accordance with its terms for reasons other than the passage of time, or (b) a Class B Event shall have occurred.
                                    If a Conversion  Event shall not have
                                    occurred by June 25, 2010, then from and after such date each share of Class C
                                    Stock shall be convertible, at the option of the holder, into (a) 1.645 shares of Class A Stock at any time or (b) 1.645 shares of Class B Stock at any time following the occurrence of a Class B
                                    Event. Shares of Class C Stock held by a Principal (as defined in the Specified
                                    Indentures) may be converted into Class B
                                    Stock at any time.

Voting Rights The Class C Stock will have 10 votes per share on all matters submitted to stockholders for approval, voting together with the Class A Stock and Class B Stock as one class, other than with respect to the election of directors, in which case the Class C Stock will vote as a separate class in the election of the Class C Directors and will not vote in the election of Regular Directors.

                         DIVIDENDS ETC. ON COMMON STOCK



         Unless otherwise agreed by the parties in the definitive agreements, each share of Class A Stock, each share of Class B Stock and each share of Class C Stock shall have the same rights as to dividends and distributions of New United . A dividend or distribution may be paid or made in shares of Class A Stock, Class B Stock or Class C Stock, but a dividend or distribution of shares of Class A Stock may be paid or made only to holders of Class A Stock, a dividend or distribution of shares of Class B Stock may be paid or made only to holders of Class B Stock and a dividend or distribution of shares of Class C Stock may be paid or made only to holders of Class C Stock. If a dividend or distribution is paid or made on the Class A Stock, a dividend or distribution of the same number of shares shall simultaneously be paid or made to holders of Class B Stock and Class C Stock; if a dividend or distribution is paid or made on Class B Stock, a dividend or distribution of the same number of shares shall simultaneously be paid or made to holders of Class A Stock and Class C Stock; and if a dividend or distribution is paid or made on Class C Stock, a dividend or distribution of the same number of shares shall simultaneously be paid or made to holders of Class A Stock and Class B Stock. In the case of any subdivision, combination or reclassification of any class of New United Common Stock, a proportionate subdivision, combination or reclassification of the other classes of New United Common Stock shall simultaneously be made.

                               CERTAIN DEFINITIONS



         "Assumed Options" means the options to purchase not more than 3 million shares of Old United Class B common stock the grant of which was approved at Old United's December 6, 2000 Board meeting, which options will be assumed by New United in the New United/Old United Merger and become options to purchase the same number of shares of New United Class B Stock on the same terms.

         "Change of Control," with respect to each Current Indenture, has the meaning ascribed to such term in such Current Indenture.

         "Change of Control Offer," with respect to each Current Indenture, has the meaning ascribed to such term in such Current Indenture.

         "Class B Event" means any of the following: (A) the Current Bonds shall have been redeemed in full, (B) the applicable provisions of the Current Indentures shall have been defeased in accordance with the terms thereof so that neither Old United nor any of its subsidiaries would be required to make a Change of Control Offer to the holders of any of the Current Bonds if the Class C Stock were to be converted in full into shares of Class B Stock, (C) a waiver or amendment of the applicable provisions of the Current Indentures shall have been effected so that neither Old United nor any of its subsidiaries would be required to make a Change of Control Offer to any of the holders of the Current Bonds if the Class C Stock were to be converted in full into shares of Class B Stock or (D) a Change of Control within the meaning of any of the Current Indentures (as to which an event described in (A) (with respect to Current Bonds issued pursuant to such Current Indenture), (B) or (C) has not occurred) otherwise occurs (other than as a result of a breach of the Standstill Agreement by Liberty (as defined therein)), provided that an occurrence described in this clause (D) will not be a Class B Event if at such time Current Bonds with an aggregate principal amount of or accreted value, as applicable, in excess of an amount to be agreed by the parties that were issued under the Specified Indentures (as to which no event described in (B) or (C) has occurred) remain outstanding and no Change of Control within the meaning of the Specified Indentures has occurred.

          "Current Bonds" means the debt securities outstanding on the date hereof that were issued pursuant to the Current Indentures.

         "Current Indentures" means (a) the Indenture dated as of February 5, 1998 between Old United and Firstar Bank, N.A. (f/k/a Firstar Bank of Minnesota, N.A.), (b) the Indenture dated as of April 29, 1999 between Old United and Firstar Bank, N.A., (c) the Indenture dated as of July 14, 1998, between UPC Polska, Inc. (formerly @ Entertainment, Inc.) ("Polska") and Bankers Trust Company ("BTC"), (d) the Indenture dated January 20, 1999 between Polska and BTC, (e) the Indenture dated January 27, 1999, between Polska and BTC, and (f) the Indenture dated as of October 31, 1996 between Poland Communications, Inc.

and State Street Bank and Trust Company, as each are in effect on May 1, 2001.

          "Market Capitalization" of New United as of any date means the product of (x) the Market Value of one share of Class A Stock as of such date times (y) the total number of shares of New United Common Stock then outstanding, plus the number of shares issuable upon conversion of any then outstanding shares of convertible preferred stock of New United that are "in the money" based on the Market Value of the Class A Stock as of such date.



         "Market Value" of any publicly traded security as of any date means the average of the closing sales prices of such security for the five consecutive trading days ending on such date as reported by the principal securities exchange (or comparable organization) on which such security is traded.



         "New United Affiliate" means any person Controlled, directly or indirectly, by New United. "Control" for this purpose means the power to direct or influence the direction of the management or policies of another person, whether by the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, any person in which New United, directly or indirectly, beneficially owns 50% or more of the equity securities (without regard to voting power in the election of directors) shall be deemed to be a New United Affiliate.



         "Specified Indentures" means (a) the Indenture dated as of February 5, 1998 between Old United and Firstar Bank, N.A. (f/k/a Firstar Bank of Minnesota, N.A.) and (b) the Indenture dated as of April 29, 1999 between Old United and Firstar Bank, N.A.

         "Value" of an asset, debt security or equity security means the greater of (a) its fair market value, (b) the consideration to be paid therefor, (c) its face amount, accreted value, redemption price or liquidation preference and (d) in the case of a security convertible into or exercisable or exchangeable for capital stock, the product of the number of shares of capital stock for which such security may be exercised or exchanged or into which such security may be converted and the Market Value of such capital stock (or if such capital stock is not publicly traded capital stock but is convertible into , or exercisable or exchangeable for, publicly traded capital stock, the Market Value of such publicly traded capital stock times the number of shares of such publicly traded capital stock into or for which such capital stock is convertible, exercisable or exchangeable).

                                                           Exhibit C



                      SUMMARY OF TERMS OF MERGER SUB'S AND

                     OLD UNITED'S (AS SURVIVING CORPORATION)

                 CLASS A STOCK, CLASS B STOCK AND CLASS C STOCK



Economic Interests                  Each  share of  Class A  Stock,  Class B
                                    Stock and  Class C  Stock  will have
                                    equivalent economic interests.



Conversion                          If any  shares of  Class A  Stock are
                                    transferred to anyone other than to a Permitted Transferee (within the meaning of the Stockholder Agreement) who is a Principal or Related Party (within the meaning of the Specified Indentures), such shares of Class A Stock will automatically convert into a number of shares of Class A Stock of New United, determined by dividing (x) the price initially deemed paid for the shares of Old
                                    United Class A Stock so transferred (i.e., the purchase price of the Series E Preferred
                                    Stock of Old United divided by the number of shares of Old United Class A Stock into which the Series E Preferred Stock is converted in the New United/Old United
                                    Merger) by (y) the Average  Market  Price
                                    (as  defined in  paragraph  5 of the
                                    Agreement)  of a share of Old United's
                                    existing Class A common stock as of the date of the initial issuance of the Series E Preferred Stock of Old United
                                    (as such initial conversion ratio shall be appropriately adjusted for stock splits, stock dividends, combinations, etc.
                                    affecting the shares of Old United Class A
                                    Stock or New United Class A Stock).



Board Elections                     As long as any shares of Class A Stock are
                                    outstanding,  Old United's  board of
                                    directors will be limited to eight in
                                    number.  Four of the directors  will be
                                    elected by the holders of a majority of the Class A Stock and four directors will be elected by the holders of a majority of the Class B Stock. The Class C Stock will not vote in the election of directors. If there is no Class A Stock outstanding, the Class B Stock will elect all directors.

Voting Rights                       Each share of Class A Stock, Class B
                                    Stock and Class C Stock will have one vote per share and will vote together with the shares of the other classes as a single class on all corporate matters subject to stockholder approval (e.g., mergers or sales of all or substantially all of Old United's assets) other than election of directors.



Exchange Rights                     The Old United  Class A Stock will
                                    automatically  convert  into Old United
                                    Class C Stock upon the occurrence of a Class B Event (as defined in Exhibit
                                    B).  Pursuant  to an agreement  with New
                                    United, at any time after a Class B Event occurs or the Stockholder Agreement has terminated, the holders of Old United Class
                                    C Stock will be entitled to put such Class C
                                    Stock to New United in exchange  for a
                                    number of shares of New United Class A Stock determined in the manner provided under Conversion above.




New United Approvals                Following the New  United/Old  United
                                    Merger,  any amendment,  alteration or
                                    repeal of any provision of the certificate of incorporation of Old United then in effect (including, without limitation, by merger, consolidation, binding share exchange or otherwise), prior to the exchange of all of the Old United Class A
                                    Stock for New United Common Stock, will require the affirmative vote of two-thirds of the combined voting power of the New
                                    United Common Stock.

                                                           Exhibit D



           STOCKHOLDER AGREEMENT/VOTING AGREEMENT/OLD UNITED AGREEMENT



Stockholder Agreement: The following terms will be included in the Stockholder Agreement among Liberty Media, LMI, New United and the Founders.



         1. Right of First Offer. (a) If any Liberty Party desires to Transfer other than to a Permitted Transferee shares of New United Class B Stock or, prior to June 25, 2010, New United Class C Stock (the "Subject Shares"), or to convert any Subject Shares to New United Class A Stock, each of the Founders and any one or more persons designated by them (subject to the designees becoming parties to the Stockholders Agreement, Voting Agreement and Standstill Agreement) will have a right of first offer, to be allocated among them as determined by the Controlling Principals, respecting the Subject Shares proposed to be Transferred or converted (the "Offered Shares") at a price per Offered Share specified by the Liberty Party in a First Offer Notice. Each of the Founders and any such designee may then exercise their respective rights of first offer during the 60-day period after the First Offer Notice is given (a "Sixty-Day Election Period") provided that they must exercise their respective right of first offer within two business days after the First Offer Notice is given if a proposed conversion of Offered Shares into Class A Stock is the subject of the First Offer Notice, and such conversion would not reduce the voting power of Equity Securities subject to the Stockholder Agreement below 80% of the total voting power in the election of directors of New United's outstanding Equity Securities, calculated as if the Class C Stock had been converted into Class B Stock (a "Two-Business Day Election Period"). A Liberty Party may Transfer the Offered Shares if (i) such right of first offer is not exercised within the Sixty-Day Election Period or the Two Business-Day Election Period, as applicable, or (ii) in the case of a right of first offer that is exercised during a Sixty-Day Election Period, the Founder or designee exercising such right of first offer does not acquire the Offered Shares in full within 180 days of the date the First Offer Notice is given and, in the case of a right of first offer that is exercised during a Two Business-Day Election Period, the Founder or Permitted Transferee exercising such right of first offer does not acquire the Offered Shares in full within five business days of such date. Shares of Class C Stock transferred pursuant to the foregoing provisions shall be converted to Class A Stock or, if then permissible under the conversion provisions of the Class C Stock described in Exhibit B, Class B Stock. Any designee of a Founder purchasing shares pursuant to the foregoing (a "Designated Purchaser"), other than a designee that is a Permitted Transferee, shall have all of the obligations of a Founder under the Stockholders Agreement and the Voting Agreement to the same extent as if it were a Founder, but none of the rights of a Founder, and shall have all of the obligations, but none of the rights, of a Liberty Party under the Standstill Agreement. Without limiting the generality of the foregoing, except for the imposition of obligations on such Designated Purchaser, no such Designated Purchaser will be considered a Founder or Permitted Transferee for purposes of the Stockholders Agreement, including without limitation, the termination provisions contemplated by the third sentence of paragraph 3 of this Exhibit D.



         Any Transfer by a Liberty Party other than to a Permitted Transferee following either a failure to exercise a right of first offer or a failure by a Founder or its Permitted Transferee or designee to acquire the Offered Shares in full within the applicable time period will be effective only if:



                  (i) such Offered Shares are converted to New United Class A Stock prior to the Transfer, and



                  (ii) in the case of a failure either to exercise a right of first offer during a Sixty-Day Election Period or to acquire the Offered Shares in full within 180 days of the date the First Offer Notice is given, the Transfer occurs within 60 days of such failure at a price equal to or higher than the first offer price specified by the Liberty Party in its First Offer Notice; or



                  (iii) in the case of a failure either to exercise a right of first offer during a Two-Business Day Election Period or to acquire the Offered Shares in full within five Business Days of receipt of the First Offer Notice, the Transfer is either made in accordance with clause (ii) above or the Transfer occurs within 15 days of such failure at the then current market price of Class A Stock (whether higher or lower than the first offer price specified by the Liberty Party in its First Offer Notice).



          (b) If any Founder desires to Transfer other than to a Permitted Transferee any Subject Shares, or to convert any Subject Shares to New United Class A Stock, each of the Liberty Parties and any one or more Permitted Transferees designated by them (subject to the designees becoming parties to the Stockholder Agreement and Standstill Agreement) will have a right of first offer, to be allocated among them as Liberty Media elects, respecting the Subject Shares proposed to be transferred or converted (the "Founder Offered Shares") at a price per Offered Share specified by the Founder in a First Offer Notice. The Liberty Parties may exercise their respective rights of first offer during the 30-day period after the First Offer Notice is given (the "Founder Election Period"). A Founder may Transfer the Founder Offered Shares if such right of first offer is not exercised by a Liberty Party during the Founder Election Period or, if such right of first offer is exercised, the Liberty Party does not acquire the Founder Offered Shares in full within 60 days of the date the First Offer Notice is given, provided, however, that such period may be extended for up to an additional 90 days to the extent that the Liberty Party's acquisition of the Founder Offered Shares requires any governmental approval

(including expiration or termination of any applicable waiting period under the HSR Act) that has not been obtained during that period.



         Any Transfer by a Founder other than to a Permitted Transferee following either a failure to exercise a right of first offer or a failure by a Liberty Party or its Permitted Transferee to acquire the Founder Offered Shares in full within the applicable time period will be effective only if (i) the Transfer occurs within 60 days of such failure at a price equal to or higher than the first offer price specified by the Founder in its First Offer Notice and (ii) unless the aggregate number of Offered Shares then being Transferred by all Founders to the same transferee represents at least a majority of the aggregate amount of Subject Shares beneficially owned by all Founders and their Permitted Transferees and Designated Purchasers, such Offered Shares are converted to shares of Class A Stock prior to the Transfer.



         2. Permitted Transfers. The Liberty Parties and any Founder may Transfer Subject Shares to their respective Permitted Transferees without becoming obligated to deliver a First Offer Notice to any other party, provided that the Permitted Transferee undertakes in writing to be subject to each of the terms of the Stockholders Agreement, the Standstill Agreement and, in the case of Permitted Transferees of the Founders, the Voting Agreement and is then subject to the rights and obligations that apply to the Liberty Parties, on the one hand, or the Founders, on the other. A Founder or Liberty Party may pledge or grant a security interest in Subject Shares to a financial institution to secure a bona fide loan made to such Founder or Liberty Party or in connection with a hedging transaction with a financial institution without becoming obligated to deliver a First Offer Notice, so long as the lender or counter-party may not become the registered holder of Subject Shares as a consequence thereof and may exercise its remedies as a secured party with respect to any Subject Shares held as security only after (i) complying with the right of first offer provisions of the Stockholders Agreement, as if such secured party were a Liberty Party or Founder, respectively (except that the time periods for accepting a first offer and closing a purchase pursuant thereto will be shortened for transactions involving Subject Shares of less than a specified dollar amount to be mutually agreed in good faith and set forth in the definitive Stockholders Agreement), and (ii) such Subject Shares are converted to Class A Stock.



         3. Term. The Stockholder Agreement will cease to apply to a stockholder (other than a Designated Purchaser) after that stockholder ceases to beneficially own a voting interest in New United equal to at least 10% of the voting interest in Old United owned as of June 25, 2000. In addition, the drag along and tag along rights described in paragraph 4 below and the covenants described in paragraph 9 below will terminate on June 25, 2010. The Stockholder Agreement will terminate in its entirety on the first to occur of (a) at such time as (i) the Founders and their Permitted Transferees who are parties to the Stockholder Agreement, as a group, or (ii) Gene Schneider, Mark Schneider and their Permitted Transferees (which for this purpose will not include another Founder or Permitted Transferee of another Founder) who are parties to the Stockholders Agreement, as a group, no longer own a number of shares of New United Class B Stock at least equal to 40% of the shares of New United Class B

Stock owned by them in the aggregate at the time of signing the Stockholders Agreement (which shall not be less than the number of shares of Old United Class B common stock so owned as of June 25, 2000), in each case appropriately adjusted for stock splits, stock dividends and other similar events, provided that for purposes of calculating such ownership, any New United Class B Stock transferred by such person to a Liberty Party shall be deemed to continue to be owned, or (b) the consummation of a Transfer of New United Class B Stock, and if applicable, Class C Stock by Founders and the Liberty Parties pursuant to the drag along rights contemplated by paragraph 4. For purposes of this paragraph 3, "Founders" means Gene W. Schneider, Mark L. Schneider, Curtis Rochelle and Albert M. Carollo, Sr.



         4. Drag Along and Tag Along Rights. The Liberty Parties will be subject to drag along rights in the event the Founders and their Permitted Transferees sell at least a majority of the New United Class B Stock beneficially owned by them in a transaction with an unaffiliated third party that is not a Permitted Transferee, provided that they have first complied with the right of first offer contemplated by paragraph 1. In such event, the Liberty Parties may elect that either their proportionate number of shares of Class B and C Stock or all of their shares of Class B and C Stock will be subject to the drag along right, provided that if in such transaction Gene Schneider and G. Schneider Holdings, LLP sell all of the shares of New United Class B Stock beneficially owned by them and those shares are equal in number to at least 40% of the shares of New United Class B Stock beneficially owned by Gene Schneider and G. Schneider Holdings, LLP in the aggregate at the time of signing the Stockholders Agreement (which shall not be less than the number of shares of Old United Class B common stock so owned by them as of June 25, 2000), appropriately adjusted for stock splits, stock dividends and similar events, then all of the Liberty Parties' shares of Class B and C Stock will be subject to the drag along right. The Liberty Parties will be entitled to tag along rights upon any sale by Founders of at least a majority of their Class B Stock. Founders will have tag along rights upon a sale by the Liberty Parties of at least a majority of their Class C Stock or, after its conversion, Class B Stock. The Liberty Parties may require that any transaction with respect to which the Founders exercise their drag along rights be structured as a transaction in which all holders of New United Class B Stock and Class C Stock are treated equally and that is a tax-free transaction for the Liberty Parties. The provisions of this paragraph will not apply to transfers to Permitted Transferees as set forth in paragraph 2 above. Shares of Class C Stock transferred pursuant to the foregoing provisions shall be converted to Class A Stock or, if then permissible under the conversion provisions of the Class C Stock described in Exhibit B, Class B Stock.



         5. All Shares. All shares of voting stock of New United at any time beneficially owned by the Liberty Parties, the Founders or their respective Preferred Transferees shall be subject to the Stockholder Agreement.

         6. Exchange of Shares. New United will on request of Liberty Media and subject to applicable law and listing requirements permit any Liberty Party or its affiliates (a) to exchange any shares of New United Class A Stock or New United Class B Stock owned by a Liberty Party or any of its affiliates for shares of New United Class C Stock or, following the conversion of the Class C Stock, New United Class B Stock on a one-for-one basis and (b) to exchange any shares of UPC stock (or stock of any other New United Affiliate (as defined in Exhibit B)) owned by a Liberty Party or any of its affiliates (which shares were acquired from UPC or such affiliate) for shares of New United Class C Stock or, following the conversion of the Class C Stock, Class B Stock, as provided in the September 18, 2000 letter agreement between Old United and Liberty Media and otherwise on such basis as New United and Liberty Media may agree, including the receipt of any required fairness opinions.



         7. Change of Control Covenants. New United will not take or fail to take any action that would result in any change of control covenants other than those currently applicable under the Current Bonds being applicable to New United or Old United or their respective affiliates, unless Liberty Media and its affiliates are exempted therefrom, or that would perpetuate the applicability of such existing change of control covenants, and New United will agree to use its best commercially reasonable efforts to take such action as will cause the conditions to permit the conversion in full of the New United Class C Stock into New United Class B Stock to be satisfied.



         8. Beneficial Ownership. In determining beneficial ownership for any purpose under the Stockholder Agreement, beneficial ownership, if any, arising solely as a result of being a party to the Stockholder Agreement or Voting Agreement shall be disregarded.

         9. Limitations on Conversion of Class C Stock. Prior to a Conversion Event, the Liberty Parties will not convert shares of Class C Stock to Class A Stock if, after giving effect to such conversion, the aggregate voting power of the shares of Class A and Class B Stock then owned by them would exceed (a) 50% of the combined voting power of the shares of New United Class A and Class B Stock then outstanding or (b) a greater percentage of the combined voting power of the shares of New United Class A and Class B Stock then outstanding than the percentage represented by the aggregate voting power of the shares of New United Class A and Class B Stock then beneficially owned by the Founders and their Permitted Transferee(s) who are parties to the Stockholders Agreement, provided that such limitation on the Liberty Parties' right to convert the Class C Stock
(i) will terminate if the aggregate voting power of the shares of Class A and Class B Stock beneficially owned by any other person or group (other than a group that is controlled by one or more Controlling Principals and consists solely of Founders and their Permitted Transferees who are parties to the Stockholders Agreement) exceeds either of such percentages and (ii) will not apply to any conversion of Class C Stock to Class A Stock in connection with a sale or hedging transaction or to any related pledge involving Class A Stock.



         10. Efforts. If following the occurrence of a Conversion Event, any vote or other action of New United's stockholders is required in connection with the acquisition of shares of Class B Stock by any Liberty Party or affiliate thereof pursuant to their purchase rights under the Standstill Agreement, the Founders and their Permitted Transferees will use their respective best commercially reasonable efforts to cause such requirement to be satisfied.



         Voting Agreement: New United and the Founders will enter into a Voting Agreement that will become effective upon the occurrence of a Class B Event if such Class B Event occurs prior to the first to occur of June 25, 2010 and the termination of the Stockholders Agreement in its entirety. The Voting Agreement will provide that:



         (a) (i) the Controlling Principals will have the right to nominate four members of the New United Board of Directors, (ii) the Liberty Parties will have the right to nominate four members of the New United Board of Directors and
(iii) the Board of New United will nominate the four remaining members of the New United Board; and



         (b) the Founders will vote all Equity Securities owned by them for those twelve nominees and will not seek the removal of any director except for cause.



         The Voting Agreement may not be amended, modified or waived without the consent of the holders of New United Class C Stock. The Voting Agreement will terminate on the first to occur of June 25, 2010 and the termination of the Stockholders Agreement.



Old United Agreement: Old United will enter into an agreement with Liberty Media and LMI pursuant to which it will covenant and agree not to take or fail to take any action that would result in any change of control covenant other than those currently applicable under the Current Bonds being applicable to New United or Old United or their respective affiliates, unless Liberty Media and its affiliates are exempted therefrom, or that would perpetuate the applicability of such existing change of control covenants, and Old United will covenant to use its best commercially reasonable efforts to take such action as will cause the conditions to permit the conversion in full of the New United Class C Stock into New United Class B Stock to be satisfied.

                               CERTAIN DEFINITIONS



         Controlling Principals. Founders who are "Principals," as that term is defined in the Indenture dated as of February 5, 1998, between Old United and Firstar Bank, N.A., as trustee, and who hold a majority of the aggregate voting power of Equity Securities (as defined in such Indenture) held by the Principals.



         First Offer Notice.  A notice to the Liberty  Parties or the
Founders, as the case may be, setting forth terms on which a right of first offer may be exercised.



         Founders. The persons listed on Schedule D-1 and certain persons who are currently members of the senior management of Old United and Board members of Old United who own shares of Old United Class B common stock before consummation of the transactions contemplated by the Agreement and New United Class B Stock thereafter and are designated as additional Founders in the sole discretion of the Controlling Principals, provided that any such person executes and delivers to New United and the Liberty Parties a counterpart of the Stockholders Agreement and to New United a counterpart of the Voting Agreement, agreeing to be bound by the provisions thereof applicable to the Founders, and provided further that any such person will cease to be a Founder at such time as such person no longer owns New United Class B Stock.



         Liberty Parties. Liberty Media and LMI and including any Permitted Transferee of a Liberty Party who becomes bound by or who is required to become bound by the Stockholders Agreement for so long as such person is so bound, provided that LMI and any such person will each cease to be a Liberty Party at such time as it is no longer a controlled affiliate of Liberty Media .



         Permitted Transferees. In the case of a Founder, (a) any other Founder,
(b) such Founder's parents, descendants, step children, step grandchildren, nieces and nephews, and spouses of any of the foregoing, (c) such Founder's heirs, devisees and legatees, and (d) partnerships and entities that are primarily owned by, and trusts that are primarily for the benefit of, any of the persons designated in clauses (a), (b) and (c). In the case of the Liberty Parties, any person controlled by Liberty Media .



         Transfer.  As defined in Exhibit E (Standstill Agreement)

                                    EXHIBIT E



                              STANDSTILL AGREEMENT



         The following will be included in the Standstill Agreement.




         1. Parties. Liberty Media, LMI and New United will be parties to the Standstill Agreement. The limitations on ownership imposed by the Standstill Agreement will apply on an aggregate basis to Liberty Media and its controlled affiliates ("Liberty").




         2. Maximum Shares. Except as specifically permitted by the Standstill Agreement (including the provisions contemplated by the last sentence of this paragraph 2 and by paragraph 7(b)), Liberty will not acquire beneficial ownership of New United Common Stock if after such acquisition its beneficial ownership of New United Common Stock would exceed the Maximum Percentage. Liberty shall not be in breach of such restriction solely because Liberty becomes the beneficial owner of a number of shares of New United Common Stock exceeding the Maximum Percentage after and solely because of any action taken by New United or any affiliate of New United (including, without limitation, the repurchase or redemption by New United or any of its affiliates of Equity Securities or Rights, the issuance of Equity Securities or Rights, including pursuant to an offer by New United or any of its affiliates to its security holders of rights to subscribe for Equity Securities, the expiration of Rights, or the declaration by New United of a dividend in respect of any class of Equity Securities payable at the election of such security holders either in cash or in Equity Securities) in respect of which Liberty shall not have taken any action except as permitted to be taken by holders of Equity Securities or Rights in their capacities as such (including, without limitation, as a result of an election not to tender any of Liberty's Equity Securities pursuant to any such offer to repurchase, an election to purchase Equity Securities or Rights pursuant to any such subscription offer or an election to be paid a dividend in respect of its Equity Securities in Equity Securities or Rights instead of cash).



         3. Term. The provisions of the Standstill Agreement other than paragraphs 6 and 8 will expire on June 25, 2010, provided that the Standstill Agreement will terminate in its entirety (whether earlier or later) at such time as the Stockholder Agreement terminates.



         4. Voting; Director and Approval Rights. (a) Except for those matters as to which Liberty will have approval rights under the Stockholders Agreement, the Standstill Agreement (including paragraph 4(b) below) or the terms of the New United Class C Stock, Liberty will vote its New United Common Stock (i) with respect to any matter submitted for approval of stockholders of New United, other than those referred to in clauses (ii) and (iii) below, (x) in the manner recommended by a majority of the Board of Directors or, (y) in Liberty's sole discretion, in the same proportion as the holders of the remaining New United Common Stock vote with respect to such matter, (ii) against any merger, consolidation, recapitalization, dissolution or sale of all or substantially all of the assets of New United not approved by the Board of Directors, and (iii) with respect to the election or removal of directors (x) following the conversion of the Class C Stock, as provided in paragraph 4(b) below, and (y) otherwise, in its sole discretion. Notwithstanding the foregoing, in the case of any proposal to approve or necessary to implement the transactions expressly contemplated by the Agreement, Liberty will vote its New United Common Stock in favor thereof. Liberty will not exercise appraisal rights as to any matter.



                  (b)      Following the conversion of the Class C Stock,



                  (i) Liberty shall have the right to nominate four members of the New United Board of Directors; pursuant to the Voting Agreement, the Controlling Principals (as defined in Exhibit D) will have the right to nominate four members of the New United Board of Directors, and the Board of New United will nominate the four remaining members of the New United Board.



                  (ii) Liberty will vote all Equity Securities owned by it for those twelve nominees and will not seek the removal of any director except for cause.



                  (iii) The approval of the directors nominated by Liberty shall be required for all of the matters set forth under "Approval Rights" in the Summary of Terms of New United Class C Stock in Exhibit B, without regard to any limitation that would otherwise apply as a result of the Class C Stock ceasing to be outstanding.



         5. Disposition of Shares. (a) Liberty shall not Transfer beneficial ownership of any Equity Securities, unless the Transfer is (i) a Transfer to Liberty Media or a controlled affiliate of Liberty Media that is or becomes a party to the Standstill Agreement; (ii) a Transfer of Class A Stock to one or more underwriters in connection with a bona fide public offering registered under the Securities Act of 1933 , (iii) a Transfer to another party to the Stockholders Agreement pursuant to the right of first offer contained therein, provided that the transferee delivers to New United an undertaking to be bound by all provisions of the Standstill Agreement and the Stockholders Agreement, or
(iv) a Transfer of Class A Stock that otherwise complies with the terms of the Stockholders Agreement, provided that, in the case of a Transfer pursuant to clause (ii) or this clause (iv) other than to an affiliate, the transferor has no reason to believe that any person would hold as a result of such Transfer beneficial ownership of more than 10 percent of the voting power in the election of directors of New United's outstanding Equity Securities on a fully diluted basis as of the date of such Transfer.



                  (b) Liberty may pledge or grant a security interest in Equity Securities to a financial institution to secure a bona fide loan made to Liberty or in connection with a hedging transaction with a financial institution, so long as, while the Standstill Agreement is in effect, the lender or counter-party may not become the registered holder of Class B or Class C Stock as a consequence thereof and may exercise its remedies as a secured party with respect to any Class B or Class C Stock held as security only after (i) complying with the right of first offer provisions of the Stockholders Agreement, and (ii) such Class B or Class C Stock is converted to Class A Stock.



         6. Limitation on Issuance of Class B Stock. (a) New United will not issue, grant or sell any shares of Class B Stock, any Equity Securities convertible into or exercisable or exchangeable for Class B Stock (contingently or otherwise) or that have a greater vote per share (on an as-converted basis or otherwise) than the Class A Stock (whether generally, in the election of directors or generally other than in the election of directors) (collectively, "High Vote Securities") or any Rights to acquire any of the foregoing, other than to Liberty, unless and until the Class C Stock has become convertible in full into Class B Stock, except that (x) New United may issue up to 3 million shares of Class B Stock upon exercise of the Assumed Options (as defined in Exhibit B) and (y) New United may, on majority vote of the Board and compliance with applicable legal requirements, issue shares of a series of preferred stock convertible into Class B Stock, but with no other special voting or other rights, provided that such convertible preferred stock will not be convertible into Class B Stock until the Class C Stock has become fully convertible into Class B Stock, and the aggregate number of shares of Class B Stock issuable upon conversion of all such preferred stock and exercise of the Assumed Options shall be less than the number of shares that, if issued in one or more transactions following the occurrence of a Conversion Event, would entitle Liberty to exercise its purchase rights pursuant to paragraph 8 (it being understood that such issuances will not be grandfathered for purposes of determining Liberty's entitlement to exercise such purchase rights).



                  (b) New United shall not issue, grant or sell any options exercisable for Class B Stock without Liberty's prior consent. The foregoing will not apply to New United's assumption of the Assumed Options.



         7. Other Limitations on Liberty's Rights. (a) Except as contemplated by the Stockholder Agreement or the Standstill Agreement (including paragraph 7(b) below), the following additional provisions will apply:

                  (i) No solicitation by Liberty of proxies or participation in soliciting proxies.



                  (ii) No formation of a group with respect to New United Equity Securities with any other stockholders if the Equity Securities beneficially owned by the group would exceed the Maximum Percentage .



                  (iii) No subjecting Liberty Equity Securities to a voting trust, voting agreement or other voting arrangement as a method of evading the requirements of the Standstill Agreement.





                  (iv) Liberty will not solicit or encourage any Offer (as defined in paragraph 7(b)) from a third party.





                  (v) Required attendance (in person or by proxy) by Liberty at New United stockholder meetings.





                  (vi) Liberty will not call a meeting of New United's stockholder or make any stockholder proposal except to the Board or amend New United's bylaws without the consent of the Board.



                  (b) If any person shall make an offer (an "Offer") to acquire from New United or one or more stockholders thereof (by tender or exchange offer or otherwise), or both (the "Offeree"), Equity Securities of New United, to acquire all, or substantially all, the assets of New United, or to effect a merger, consolidation, statutory share exchange or similar transaction between or involving New United and another person, New United shall give Liberty notice of such Offer promptly upon receipt thereof or, if the disclosure to Liberty of the existence or terms of such Offer is prohibited by the terms thereof or if counsel for New United determines that such disclosure prior to a public announcement of such Offer may violate or result in the violation of applicable

United States securities laws, promptly after the public announcement of such Offer. In no event will New United give the Liberty Parties notice of such Offer less than five days prior to acceptance of such Offer. If any such Offer is made or proposed to an Offeree and not rejected within 10 days, Liberty may propose a competing offer to the Board of Directors and the Board shall in the exercise of its fiduciary duties consider in good faith waiving any provisions of the Standstill Agreement that would restrict actions that might be taken by Liberty or any of its affiliates in support of such competing offer or the transactions contemplated thereby.



         8. Purchase Rights. If, following the occurrence of a Conversion Event, New United issues, grants or sells any High Vote Securities (including, without limitation, upon conversion, exercise or exchange of previously issued Rights) and after giving effect thereto and to any issuance of Class B Stock or other High Vote Securities contemplated by paragraph 6 (which issuance for purposes of this paragraph 8 shall be deemed to have occurred as of the later of the actual issuance of such Class B Stock or other High Vote Securities and immediately after occurrence of a Conversion Event), the voting power (whether in the election of directors or otherwise) of the Equity Securities owned by Liberty is reduced by 10 percent or more from such voting power immediately prior to such issuance or the first such issuance (or deemed issuance), Liberty will be entitled, subject to applicable legal requirements (which New United will use its best commercially reasonable efforts to cause to be satisfied or waived), to acquire additional shares of Class B Stock, in the manner provided in this paragraph 8, in an amount sufficient to restore the voting power of Liberty's Equity Securities to the level in effect before such issuance or the first such issuance or deemed issuance (appropriately adjusted for other acquisitions or dispositions of Equity Securities by Liberty following such first issuance or deemed issuance). For purposes of this paragraph 8, the voting power of Liberty's Equity Securities shall in all cases be calculated as if any High Vote Securities that are convertible into, or exercisable or exchangeable for, Class B Stock had been converted into or exercised or exchanged for Class B Stock.


         Liberty will be entitled to restore its voting power in New United as provided above by:



                  (i)      exchanging Class A Stock for Class B Stock;



                  (ii) purchasing from New United additional shares of Class B Stock for a purchase price per share equal to the issue price per Class B share equivalent of the newly issued High Vote Securities; and/or



                  (iii) in the case of a reduction of voting power resulting from the conversion or exchange by one or more other stockholders of Class A Stock to or for Class B Stock, purchasing from New United additional shares of Class B Stock at a price per share equal to the average of the closing sale prices of Class A Stock for the ten consecutive trading days preceding (x) the date on which the additional shares of Class B Stock are purchased or (y) the date on which such Class A Stock was converted or exchanged, whichever yields the lower price.



If the voting power of Liberty's Equity Securities is reduced as a result of two or more issuances of High Vote Securities that do not separately reduce such voting power by 10 percent or more, but in the aggregate result in such a reduction, Liberty will have the right to acquire additional shares of Class B Stock, in the applicable manner provided above, in an amount sufficient to restore the voting power of Liberty's Equity Securities to the level in effect prior to the first such issuance (or deemed issuance), as appropriately adjusted.



         In the event that Liberty becomes entitled to acquire additional Class B Stock by purchase or exchange pursuant to the purchase rights contemplated by this paragraph 8, New United shall provide notice of such entitlement to Liberty within five business days after the issuance of any High Vote Securities that has reduced the voting power of Liberty's Equity Securities by 10 percent or more. The right to acquire additional Class B Stock shall then be contingent upon Liberty's (i) delivering a notice to New United within 10 days after its receipt of New United's notice, in which notice Liberty states that it will acquire additional Class B Stock pursuant to its purchase rights, and (ii) tendering the applicable consideration for such additional Class B Stock within 30 days after the later of receipt by Liberty of New United's notice and the date of the issuance of High Vote Securities that has reduced the voting power of Liberty's Equity Securities by 10 percent or more (subject to extension for up to 60 additional days if required to obtain governmental approval).



         Notwithstanding the foregoing, if New United issues Class B Stock in any transaction in an amount such that, immediately following such issuance, all of the holders of Equity Securities immediately prior to such issuance then hold in the aggregate less than 30% of the voting power of New United's outstanding Equity Securities in the election of directors generally, Liberty will not have a right to restore or maintain its voting power in New United pursuant to such purchase rights.



         9. Consents, Approvals, etc. If any consents, approvals, waivers or other action by, or notices to, filings with or applications or submissions to, any governmental authority or other third party are needed for Liberty to exercise (a) any rights under the Standstill Agreement or the Stockholder Agreement or (b) Liberty's preemptive or approval rights under the New United certificate of incorporation, New United shall cooperate with Liberty and use best commercially reasonable efforts to help Liberty in obtaining the necessary consents, approvals, waivers and other actions, and making the necessary notices, filings, applications and submissions.

         10. Waiver. At any time during the term of the Standstill Agreement, New United's Board of Directors may in its sole discretion waive any provision thereof that imposes obligations on or restricts the rights of or actions by Liberty.



         11.      Beneficial Ownership.     In  determining  beneficial
ownership for any purpose under the Standstill Agreement, beneficial ownership, if any, arising solely as a result of being a party to the Stockholder Agreement or Voting Agreement shall be disregarded.



                               CERTAIN DEFINITIONS

         Conversion Event. As defined in Exhibit B (Summary of Terms of New United Class C Stock).



         Equity Securities. The New United Common Stock and any other voting securities issued by New United, other than preferred stock with customary limited voting rights.



         Founders.         As defined in Exhibit D (Stockholders Agreement).



         Maximum Percentage. That percentage of the outstanding New United Common Stock on a fully diluted basis (assuming the exercise, conversion or exchange, as applicable, of all outstanding Rights) (the "Fully Diluted Number") that is equal to the greater of (a) the sum of (i) the percentage of the Fully Diluted Number that the New United Common Stock beneficially owned by Liberty represents immediately after the closing of each of the transactions contemplated by the Agreement (specifically including as part of those transactions New United's acquisition of each of the Contributed Subs, the Other Interests, the Chile Assets and LMI as and when each such transaction occurs), and the Release, dated as of February 22, 2001, among UPC, Old United, Liberty Media and LMI (specifically including any purchases of Class A Stock held by UPC), plus (ii) the percentage of the Fully Diluted Number represented by the aggregate amount of New United Common Stock beneficial ownership of which is acquired by Liberty from other parties to the Stockholders Agreement (specifically including the acquisition of shares from New United as well as the Founders, their Permitted Transferees and Designated Purchasers (as defined in Exhibit D)), plus (iii) the percentage of the Fully Diluted Number represented by up to and including an additional 15 million shares of New United Common Stock as and when beneficial ownership thereof is acquired by Liberty (as such number shall be adjusted for stock splits, stock dividends and other similar transactions) and (b) the sum of (i) 50% plus (ii) the percentage determined in accordance with clause (a)(ii) of this definition.

         Permitted Transferees.     As defined in Exhibit D (Stockholders
Agreement).




         Rights. Securities of New United (which may include Equity Securities) that (contingently or otherwise) are exercisable, convertible or exchangeable for or into Equity Securities (with or without consideration) or that carry any right to subscribe for or acquire Equity Securities or securities exercisable, convertible or exchangeable for or into Equity Securities.




         Transfer. Any sale, exchange, pledge (except a pledge in compliance with the Standstill Agreement) or other transfer, directly or indirectly (including, without limitation, through the relinquishment of control of an entity that holds shares of Class B Stock or Class C Stock), of New United Class B or Class C Stock, provided, however, that none of the following shall constitute a Transfer: (i) a conversion of Class C Stock to Class B Stock or of Class B or Class C Stock to Class A Stock, (ii) any transfer pursuant to any tender or exchange offer for Equity Securities approved by a majority of the Board, (iii) a transfer by operation of law in connection with any merger, consolidation, binding share exchange or similar transaction involving New United, (iv) a transfer pursuant to a plan of liquidation of New United that has been approved by a majority of the Board or (v) in the case of Liberty, any transfer of the kind that would, if it were a transfer of LMI or an Other Interest, be permitted by clause (b) or (d) of the definition of Permitted Liberty Transfer in the Agreement.

                                                           Exhibit F

                               Registration Rights

         The Parties will negotiate the terms of a registration rights agreement pursuant to which Liberty Media and its affiliates (collectively, "Liberty"), will be entitled to registration rights from New United (the "Issuer") as follows:

         1.       Demand Registrations.

                  -- Liberty will be entitled to demand up to five registrations of Registrable Securities (as defined below). Demands may be exercised for a minimum of the lower of (a) 10% of the number of shares beneficially owned by Liberty immediately after the Initial Closing (as such number is appropriately adjusted to reflect the effect of stock splits, reverse stock splits and other similar events affecting such shares) or (b) all of the Registrable Securities held by Liberty.

                  -- Any underwritten offering will be underwritten by underwriters selected by the Issuer and reasonably satisfactory to Liberty.

                  -- Any demand for registration may specify that Registrable Securities are to be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

                  -- Issuer will use its reasonable best efforts to cause each registration statement covering Registrable Securities to remain effective for such period, not to exceed 180 days (or two years, in the case of a shelf registration), as may be reasonably necessary to effect the sale of such securities.

                  -- A registration will not count as a demand registration until it has become effective and at least 90% of the Registrable Securities requested to be included in such registration have been registered and sold.

                  -- Liberty may make no more than two demands for registration in any 12-month period.

                  -- The Issuer may preempt a demand registration with a primary registration by delivering written notice (within ten business days after the Issuer has received a request for such demand registration) of such intention to Liberty indicating that the Issuer has identified a specific business need and use for the proceeds of the sale of such securities and had contemplated such sale of securities prior to, receiving Liberty's notice. In the ensuing primary registration, Liberty will have piggyback registration rights as set forth below. The Issuer may exercise the right to preempt a demand registration only once in any 360-day period; provided, that during any 360-day period the Issuer shall use its reasonable best efforts to permit a period of at least 180 consecutive days during which a demand registration may be effected for Liberty.

                  -- If the Issuer's Board of Directors determines in good faith that it would be detrimental or otherwise disadvantageous to the Issuer or its stockholders for a registration statement with respect to a demand registration to be filed because the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer, the Issuer may postpone the filing or effectiveness of a registration statement for a period of not more than 90 days; provided that during any 360-day period the Issuer shall use its reasonable best efforts to permit a period of at least 180 consecutive days during which a demand registration may be effected for Liberty.

         2. Piggyback Registration. Liberty will be entitled to unlimited "piggyback" rights for Registrable Securities with respect to registration statements filed by the Issuer, subject to cutback by the underwriters and priority of the party initiating the registration. Liberty must respond within five business days of receipt of notice of registration.

         3. Registrable Securities. "Registrable Securities" will mean all securities of the Issuer or any successor entity now owned or hereafter acquired by Liberty. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities shall have been transferred or disposed of pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Issuer and the subsequent transfer or disposition of such securities shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (ii) such securities shall have ceased to be outstanding.

         4. Holdback. Subject to its piggyback registration rights, Liberty will agree to a lockup for seven days prior to and up to 180 days after any Issuer or secondary registration if required by the underwriters for such offering, provided that each officer, director and Founder (as defined in the Agreement) is subject to identical lockup provisions with respect to such registration.

         5. Other Registration Rights. The Issuer may grant other piggyback registration rights only if the priorities thereof are subordinate to Liberty's rights.

         6. Expenses. The Issuer will pay all expenses incurred in connection with any registration, including the following: (i) registration, qualification and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses,
(iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Issuer and the reasonable fees and expenses of independent certified public accountants for the Issuer (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Issuer in connection with such registration,
(vii) all roadshow costs and expenses not paid by the underwriters and (viii) escrow fees and expenses. The Issuer will not be responsible for any underwriting discounts, selling commissions or stock transfer taxes applicable to the sale of Registrable Securities.

         7. Successors and Assigns. Liberty may assign its registration rights in whole or in part to any person to whom it transfers Registrable Securities. Registrable Securities transferred to an assignee of any portion of Liberty's registration rights will continue to be Registrable Securities for purposes of the registration rights agreement.

         8. Indemnification and Contribution. The registration rights agreement will include customary indemnification and contribution provisions.

         9. Other Terms. The registration rights agreement will contain other reasonable and customary terms.